Exhibit 2.1








                            STOCK PURCHASE AGREEMENT



                                  by and among



                         ESCO TECHNOLOGIES HOLDING INC.



                                       and



                               THE SHAREHOLDERS OF



                                 HEXAGRAM, INC.









                             Dated: February 1, 2006

                                Table of Contents
                                                                          Page
ARTICLE I. DEFINITIONS                                                       1
          ------------
         1.1      "Affiliate"                                                1
         1.2      "Business"                                                 1
         1.3      "Business Day"                                             1
         1.4      "Company Common Stock"                                     1
         1.5      "Company Options and Warrants"                             1
         1.6      "Company Preferred Stock"                                  2
         1.7      "Effective Time"                                           2
         1.8      "Employee Sellers"                                         2
         1.9      "GAAP"                                                     2
         1.10     "HSR Act"                                                  2
         1.11     "Knowledge of the Employee Sellers"                        2
         1.12     "Liens"                                                    2
         1.13     "Non-Employee Sellers"                                     2
         1.14     "Permitted Liens"                                          2
         1.15     "Person"                                                   2
         1.16     "Related Agreements"                                       3
         1.17     Other Terms                                                3
ARTICLE II. PURCHASE AND SALE                                                5
            -----------------
         2.1      The Company Shares                                         5
         2.2      Consideration                                              5
         2.3      Closing                                                    6
         2.4      Deliveries of Sellers at Closing                           6
         2.5      Deliveries of Buyer at Closing                             8
         2.6      Escrow                                                     8
         2.7      Contingent Payments                                        9
         2.8      Working Capital Adjustment                                11
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE SELLERS             13
             --------------------------------------------------
         3.1      Organization and Authority                                13
         3.2      Capitalization of the Company                             13
         3.3      Title to Shares; Enforceability; No Violation of Existing
                   Agreements                                               13
         3.4      Financial Statements                                      15
         3.5      Corporate Records                                         15
         3.6      No Undisclosed Liabilities                                15
         3.7      Taxes                                                     16
         3.8      Title to and Condition of Assets; Real Property           19
         3.9      Necessary Property and Transfer of Assets                 20
         3.10     Accounts Receivable                                       21
         3.11     Material Contracts                                        21
         3.12     Validity of Contracts                                     22
         3.13     Intellectual Property                                     22
         3.14     Litigation                                                27
         3.15     Insurance                                                 28
         3.16     Absence of Material Events                                28
         3.17     Permits; Compliance with Law                              30
         3.18     Related Party Transactions                                30
         3.19     Bank Accounts of the Company                              31
         3.20     Environmental, Health and Safety Matters                  31
         3.21     Officer, Director, Employee, Consultant and Agent;
                   Compensation.                                            33
         3.22     Labor Matters                                             34
         3.23     ERISA and Employee Benefit Matters                        34
         3.24     Overtime, Back Wages, Vacation and Minimum Wage           37
         3.25     Discrimination                                            37
         3.26     Workers' Compensation                                     38
         3.27     Customers and Suppliers                                   38
         3.28     Foreign Operations and Export Control                     38
         3.29     Brokers                                                   39
         3.30     Disclosure of all Material Matters                        39
         3.31     Product and Service Warranties                            39
         3.32     Product Liability Claims                                  39
         3.33     Product Safety Authorities                                40
         3.34     Product Standards                                         40
         3.35     Backlog                                                   40
         3.36     PG&E Contract Requirements                                40
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF NON-EMPLOYEE SELLERS          41
            ------------------------------------------------------
         4.1      Power and Authority of ADLT Trustee                       41
         4.2      Title to Shares; Enforceability; No Violation of
                   Existing Agreements                                      41
         4.3      Related Party Transactions                                42
         4.4      Brokers                                                   42
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER                          42
           ---------------------------------------
         5.1      Authorization                                             42
         5.2      Consents                                                  43
         5.3      Brokers, Finders                                          43
ARTICLE VI. COVENANTS NOT TO COMPETE                                        43
            ------------------------
         6.1      Non-Compete; Non-Solicit                                  43
         6.2      Enforceability                                            44
         6.3      Time Period                                               44
ARTICLE VII. ADDITIONAL COVENANTS OF THE PARTIES                            44
             -----------------------------------
         7.1      Confidentiality                                           44
         7.2      Further Assurances                                        44
         7.3      Taxes                                                     44
         7.4      Employee Sellers' Representative; Actions                 46
         7.5      Regulatory and Other Authorizations; Consents             47
         7.6      Buyers Post-Closing Covenants                             48
         7.7      Sellers Releases; Additional Information                  49
         7.8      Notification of Certain Matters                           49
         7.9      Insurance Policies                                        50
         7.10     FCC Licenses                                              50
ARTICLE VIII. CONDITIONS TO CLOSING                                         50
              ---------------------
         8.1      Conditions Precedent to Obligations of Buyer              50
         8.2      Conditions Precedent to Obligations of Sellers            51
ARTICLE IX. INDEMNIFICATION                                                 52
            ----------------
         9.1      Survival of Representations and Warranties                52
         9.2      Indemnification                                           52
         9.3      Set-off Rights                                            54
         9.4      Participation in Litigation                               54
         9.5      Claims Procedure                                          55
         9.6      Tax Indemnification                                       55
         9.7      Purchase Price Adjustment                                 55
         9.8      Limitations                                               55
         9.9      Exclusive Remedies                                        56
ARTICLE X. MISCELLANEOUS PROVISIONS                                         57
           ------------------------
         10.1     Notices                                                   57
         10.2     Entire Agreement                                          58
         10.3     Assignment; Binding Agreement                             58
         10.4     Counterparts                                              59
         10.5     Headings; Interpretation                                  59
         10.6     Expenses                                                  59
         10.7     Remedies Cumulative                                       59
         10.8     Governing Law                                             60
         10.9     No Third Party Beneficiaries or Other Rights              60
         10.10    Disclosure Schedule                                       60
         10.11    Venue                                                     60
         10.12    Frustration of Closing                                    60

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of February 1, 2006, by and among ESCO TECHNOLOGIES HOLDING INC., a Delaware corporation ("Buyer"), and each of the shareholders listed on Exhibit A (each a "Seller" and collectively, the "Sellers"), who are all of the shareholders of HEXAGRAM, INC., an Ohio corporation (the "Company"). Buyer and each of the Sellers are referred to herein as a "Party" and together as the "Parties."

                                    RECITALS

     A. Buyer desires to purchase from the Sellers, on the following terms and conditions, all of the issued and outstanding shares of capital stock of the Company.

     B. The Sellers desire to sell all of the issued and outstanding shares of capital stock of the Company to Buyer, on the following terms and conditions.

          NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

          The following  words shall have the meaning given them in this Article
          I:

     1.1 "Affiliate" means with respect to any Person, any other Person which is controlling, controlled by, or under common control with, directly or indirectly through any Person, the Person referred to, and, if the Person referred to is a natural person, any member of such Person's immediate family. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     1.2 "Business"(a) means the business of the company as conducted on the Closing Date, including the development, manufacture, marketing, promotion and sale of automated meter reading systems to gas, water and electric utilities and providing related services.

     1.3 "Business Day" means any day which is not a Saturday, Sunday or a legal holiday in the States of Missouri or Ohio, United States of America.

     1.4 "Company Common Stock" shall mean each of the issued and outstanding shares of common stock of the Company, no par value.

     1.5 "Company Options and Warrants" shall mean all outstanding options and warrants exercisable for shares of Company Common Stock or Company Preferred Stock.

     1.6 "Company Preferred Stock" shall mean each share of the issued and outstanding shares of preferred stock of the Company.

     1.7 "Effective Time" means the time the Closing actually occurs on the Closing Date as evidenced by the delivery and release of this Agreement and the documents, instruments and other items identified in Sections 2.4 and 2.5 by the Parties, including the transfer of the Initial Purchase Price.

     1.8 "Employee Sellers" means Lawrence Sears, Gary L. Moore, Richard C. Riccardi and Martin Zucker.

     1.9 "GAAP" means accounting standards generally accepted in the United States of America. For purposes of this Agreement, the accounting treatment accorded an item will be deemed to comply with GAAP if the auditor of the Company's Financial Statements has expressed an unqualified opinion with respect to the Company's Financial Statement which included such item and, with respect to interim financial statements, the Company has followed a practice consistent with the treatment accorded any such item in prior audited statements with respect to which the Company's Auditor has expressed an unqualified opinion.

     1.10 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other related merger control Laws of the U.S. or any other state, local or foreign jurisdiction.

     1.11 "Knowledge of the Employee Sellers" means (i) the actual awareness of a particular fact or other matter by any Employee Seller, or (ii) knowledge that would have been acquired by any Employee Seller or Gina Petrella upon inquiry and investigation that is reasonable under the circumstances.

     1.12 "Liens" means any lien, security interest, deed of trust, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, written or otherwise binding unwritten agreement, pledge, hypothecation, charge, claim, restriction, or other encumbrance of every kind and nature.

     1.13 "Non-Employee Sellers" means the ADLT Trust and Strength Capital Partners, L.P., a Delaware limited partnership.

     1.14 "Permitted Liens" means, collectively, (a) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings, (b) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of law for amounts which are owed, but not yet delinquent, and (c) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal.

     1.15 "Person" means any individual, partnership, domestic or foreign limited partnership, domestic or foreign limited liability company, domestic or foreign corporation, trust, business trust, employee stock ownership trust, real estate investment trust, estate, association and other business or not for profit entity.

     1.16 "Related Agreements" means the Escrow Agreement, the Employment Agreements and the Consulting Agreement.

     1.17 Other Terms. The following terms shall have the meanings set forth in the below-referenced sections of this Agreement:

          Term:                                              Defined in:

          "Accountant"                                      Section 2.7(f)
          "Accounts Receivable"                             Section 3.10
          "Action"                                          Section 3.14
          "ADLT Trust"                                      Section 4.1
          "Affiliates' Products"                            Section 2.7(c)
          "Agreement"                                       Preamble
          "AMT Committee"                                   Section 7.6(e)
          "Assets"                                          Section 3.8(a)
          "Assignment Agreements"                           Section 3.13(g)
          "Awards"                                          Section 7.6(d)
          "Balance Sheet"                                   Section 3.4(a)
          "Basket"                                          Section 9.8(a)
          "Business Intellectual Property                   Section 3.13(i)
          "Buyer"                                           Preamble
          "Buyer Indemnified Parties"                       Section 9.2(a)
          "Cash Purchase Price"                             Section 2.2
          "Cash Retention Plan"                             Section 7.6(d)
          "Closing"                                         Section 2.3
          "Closing Balance Sheet"                           Section 2.8(c)
          "Closing Date"                                    Section 2.3
          "COBRA"                                           Section 3.23(f)
          "Code"                                            Section 3.7(e)
          "Commercial Software"                             Section 3.13(b)
          "Company"                                         Preamble
          "Company Intellectual Property"                   Section 3.13(a)
          "Company Intellectual Property License"           Section 3.13(c)
          "Company Material Adverse Change"                 Section 7.8
          "Company Material Adverse Effect"                 Section 7.8
          "Company Products"                                Section 2.7(c)
          "Company Shares"                                  Section 2.1
          "Confidentiality Agreement"                       Section 7.5(b)
          "Consulting Agreement"                            Section 2.4(d)
          "Contingent Payments"                             Section 2.7(a)
          "Contract"                                        Section 3.12
          "Contracts"                                       Section 3.12
          "Customer Licenses"                               Section 3.13(c)
          "ERISA"                                           Section 3.23(b)
          "Employment Agreements"                           Section 2.4(c)
          "Employment Cases"                                Section 9.2(a)(vi)
          "Environmental Law"                               Section 3.20(a)
          "Environmental Permits"                           Section 3.20(b)
          "Environmental Property"                          Section 3.20(a)
          "Escrow Agent"                                    Section 2.6(a)
          "Escrow Agreement"                                Section 2.6(a)
          "Escrow Deposit"                                  Section 2.6(a)
          "Escrow Fund"                                     Section 2.6(a)
          "Event"                                           Section 7.8
          "FCC Licenses"                                    Section 3.17(b)
          "Financial Statements"                            Section 3.4(a)
          "First Escrow Return"                             Section 2.6(b)
          "Formal Meeting"                                  Section 3.5
          "Fulfilled PG&E Requirements"                     Section 3.36(b)
          "General Indemnification Limit"                   Section 9.8(a)
          "Government"                                      Section 3.7(y)
          "Hazardous Materials"                             Section 3.20(c)
          "Income Tax Returns"                              Section 7.3(b)
          "Indemnification Agreements"                      Section 7.7(a)
          "Indemnified Losses"                              Section 9.2(a)
          "Indemnified Parties"                             Section 9.4
          "Indemnified Party"                               Section 9.4
          "Indemnifying Party"                              Section 9.4
          "Initial Purchase Price"                          Section 2.2
          "Intellectual Property"                           Section 3.13(a)
          "IP Contracts"                                    Section 3.13(c)
          "Law"                                             Section 3.17(a)
          "Lease Agreements"                                Section 2.4(f)
          "Losses"                                          Section 9.2(a)
          "Lower Working Capital Benchmark"                 Section 2.8(a)(i)
          "Net Sales"                                       Section 2.7(c)
          "Net Sales Target"                                Section 2.7(a)
          "Order"                                           Section 3.14
          "Ordinary Course of Business"                     Section 3.6(d)
          "PBGC"                                            Section 3.23(j)
          "Party" or "Parties"                              Preamble
          "PG&E"                                            Section 8.1(d)
          "PG&E Contract"                                   Section 8.1(d)
          "PG&E Requirements"                               Section 3.36(a)
          "Plan"                                            Section 3.23(a)
          "Plans"                                           Section 3.23(a)
          "Pre-Closing Periods"                             Section 7.3(b)
          "Prior Employment Agreements"                     Section 7.7
          "Property"                                        Section 3.8(a)
          "Remaining Amount"                                Section 2.6(b)
          "Representative"                                  Section 7.4(a)
          "Resolution Period"                               Section 2.7(e)
          "Restrictive Period"                              Section 6.3
          "Sales Period"                                    Section 2.7(a)
          "Sales Statement"                                 Section 2.7(d)
          "Seller" or "Sellers"                             Preamble
          "Seller Indemnified Parties"                      Section 9.2(b)
          "Seller Period"                                   Section 7.3(c)
          "Shareholder Agreements"                          Section 7.7(a)
          "Shareholder Notes"                               Section 2.5(f)
          "SRMZBCo."                                        Section 3.16(b)
          "Straddle Period"                                 Section 7.3(c)
          "Strength Capital Warrant"                        Section 7.7(a)
          "Tax"                                             Section 3.7(y)
          "Tax Returns"                                     Section 3.7(a)
          "Taxes"                                           Section 3.7(y)
          "Terminating Agreements"                          Section 3.3(c)
          "Third Party Intellectual Property License"       Section 3.13(c)
          "Trustee"                                         Section 4.1
          "Upper Working Capital Benchmark"                 Section 2.8(a)(v)
          "Working Capital"                                 Section 2.8(a)(ii)
          "Working Capital Adjustment"                      Section 2.8(a)(iii)
          "Working Capital Value"                           Section 2.8(a)(iv)
          "23456 Lease Agreement"                           Section 2.4(e)
          "23905 Lease Agreement"                           Section 2.4(f)






                                  ARTICLE II.
                                PURCHASE AND SALE
                                -----------------

     2.1 The Company Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date and as of the Effective Time, the Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Sellers, all of the Sellers' right, title and interest to and in the Company Common Stock and the Company Preferred Stock, if any (collectively, the "Company Shares"), free and clear of all Liens.

     2.2 Consideration. The consideration that Buyer shall pay the Sellers for the Company Shares, the obligations of Sellers under Article VI, and the other rights of Buyer hereunder shall be Sixty Five Million Dollars (US$65,000,000) (the "Initial Purchase Price") subject to adjustment for the Working Capital Adjustment, plus certain Contingent Payments (the sum of the Initial Purchase Price, subject to the Working Capital Adjustment, plus the Contingent Payments, the "Cash Purchase Price"). In addition to the Cash Purchase Price, the Buyer shall provide additional consideration to the Sellers, for the Company Shares and other obligations of the Sellers contained herein, in the form of the post-closing covenants set forth in Section 7.6.

     2.3 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur at 9:00 a.m. on February 1, 2006, or such other date and time as may be agreed to by the parties (the "Closing Date"), effective as of the Effective Time . The Closing shall take place at 9:00 a.m. on the Closing Date at the offices of Bryan Cave LLP, 211 N. Broadway, Suite 3600, St. Louis, MO, 63102.

     2.4 Deliveries of Sellers at Closing. At the Closing, the Sellers shall deliver or cause to be delivered to Buyer:

          (a)  this Agreement, duly executed by each Seller;

          (b)  the Escrow Agreement, duly executed by the Representative;

          (c) the Employment Agreements between the Company and each of Gary L. Moore, Richard C. Riccardi and Martin Zucker (the "Employment Agreements"), duly executed by such individuals;

          (d) a Consulting Agreement between the Company and Lawrence Sears (the "Consulting Agreement"), duly executed by such individual;

          (e) upon prior consent and approval of the respective lessor, a Lease Agreement between the Company, as lessee, and SZR Properties, LLC, an Ohio limited liability company, as lessor, for the premises commonly known as 23456 Mercantile Road, Beachwood, Ohio (the "23456 Lease Agreement"), duly executed by the lessor thereto;

          (f) upon prior consent and approval of the respective lessor, a Lease Agreement between the Company, as lessee, and The Sears Family Limited Partnership, an Ohio limited partnership, as lessor, for the premises commonly known as 23905 Mercantile Road, Beachwood, Ohio (the "23905 Lease Agreement"; together with the 23456 Lease Agreement, the "Lease Agreements"), duly executed by the lessor thereto;

          (g) certificates representing the Company Shares, free and clear of all Liens, duly endorsed to Buyer or accompanied by duly executed stock powers in a form acceptable to Buyer;

          (h) the written resignations, effective as of the Closing Date, of certain directors and certain officers of the Company designated by Buyer;

          (i) all consents and approvals relating to the Company required to be obtained from Governments or from third parties under Contracts other than clearance under the Hart-Scott-Rodino Act, as set forth on Schedule 2.4(i);

          (j) the written release of all Liens, other than Permitted Liens, relating to the assets of the Company or the Company Shares, executed by the holder of or parties to each such Lien, in form and substance satisfactory to Buyer and its counsel;

          (k) a certificate of good standing, or equivalent certificate, for the Company, dated within five (5) Business Days of the Closing Date, issued by the appropriate Government;

          (l)  the certificate referred to in Section 8.1(a);

          (m) all share transfer books, minute books and other corporate records of the Company;

          (n) a receipt from each Seller for the "Amount of Initial Purchase Price Paid at Closing" set forth next to each Seller's name on Exhibit A; and

          (o) a copy, certified by the Secretary of the Company to be true, complete and correct as of the Closing Date, of the constituent documents of the Company;

          (p) an Assignment Agreement executed by Lawrence Sears transferring certain patents identified on the attached Schedule 2.4(p) to the Company;

          (q)  an  Assignment  Agreement  executed by the  Company and  SRMZBCo.
               transferring the FCC Licenses from the Company to SRMZBCo. immediately prior to the Effective Time and approval of the Federal Communications Commission of such proforma license assignments;

          (r) a Membership Interests Pledge and Security Agreement executed by Sellers in their respective capacity as members of the SRMZBCo. and the Company, pursuant to which the Sellers grant to the Company a security interest in all their right title and interests in their respective ownership interests in SRMZBCo.;

          (s) the original certificates representing each Seller's financial units of SRMZBCo.;

          (t) an Irrevocable Proxy executed by each of the Sellers relating to such Seller's rights as a member of SRMZBCo.;

          (u)  an Irrevocable  Assignment Separate From Certificate  executed by
               each  Seller  relating  to  such  Seller's   financial  units  of
               SRMZBCo.;

          (v) a Conditional Spectrum Operating Agreement executed by the Company and SRMZBCo.;

          (w) a Spectrum Operating Agreement executed by the Company, as licensee, and SRMZBCo., as licensor, pursuant to which SRMZBCo. agrees to operate the licensed stations in furtherance of the Company's business and in accordance with the Company's instructions until the licensed stations are effectively assigned to the Company;

          (x)  evidence  satisfactory  to the Buyer that the Form R relating  to
               lead   contamination   has  been  filed   with  the   appropriate
               Government; and

          (y) proper application for approval of the Federal Communications Commission of the transactions contemplated by this Agreements, including conditional authority of the Company to continue use of the FCC Licenses.



     2.5 Deliveries of Buyer at Closing. At the Closing, Buyer shall deliver or cause to be delivered to the Sellers:

          (a)  this Agreement, duly executed by Buyer;

          (b)  the Escrow Agreement, duly executed by the Buyer;

(c)      the certificate referred to in Section 8.2(a);

          (d) by wire transfer of immediately available funds, the Initial Purchase Price, less (i) the Escrow Deposit, (ii) any amounts owed to the Company pursuant to all Shareholder Notes or any other indebtedness of the Sellers to the Company, (iii) payment of transaction costs as directed by Sellers, and (iv) payments to Wells Fargo Business Credit, Inc. as directed by Sellers, to an account or accounts designated by the Sellers not less than two Business Days prior to the Closing Date, which amount shall be disbursed to the Sellers in the respective amounts set forth in Exhibit A under the column "Amount of Initial Purchase Price Paid at Closing" set forth opposite each Seller's name;

          (e) by wire transfer of immediately available funds, the Escrow Deposit, to an account designated by the Escrow Agent; and

          (f) notation by the Company on the Shareholder Notes releasing the Employee Sellers from all obligations and liabilities arising from or related to the Shareholder Notes and reflecting payment in full of the respective amounts due to the Company pursuant to the Shareholder Notes. "Shareholder Notes" shall mean (i) that certain Promissory Note dated September 13, 2004 made by Lawrence
               M. Sears to the Company in the principal sum of $450,000; (ii) that certain Non-Negotiable Cognovit Promissory Note dated November 20, 2004 made by Gary Moore, as Maker, to the Company, as Payee, with a principal sum of $324,987; (iii) that certain Non-Negotiable Cognovit Promissory Note dated December 19, 2002, made by Richard C. Riccardi, as Maker, to the Company, as Payee, with a principal sum of $137,502.75; and (iv) that certain Non-Negotiable Cognovit Promissory Note dated December 19, 2002, made by Martin Zucker, as Maker, to the Company, as Payee, with a principal sum of $137,502.75.

          The payments in (d), (e) and (f) will be made once all other Closing obligations of Sellers have been fulfilled. The Sellers hereby release the Buyer, the Company and their respective Affiliates from any and all liability relating to the allocation of the Cash Purchase Price among the Sellers.

     2.6  Escrow.

          (a) At the Closing, Buyer shall deliver a portion of the Initial Purchase Price in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Escrow Deposit") to Commerce Bank, N.A. (the "Escrow Agent"), to be held in escrow pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement"). Subject to the terms of the Escrow Agreement, the Escrow Deposit, together with all income earned thereon (collectively, the "Escrow Fund"), shall be available to satisfy any claims of Buyer under this Agreement, including the indemnity obligations of Sellers pursuant to Article IX, to the extent that such claims are not otherwise satisfied by Sellers by payment of cash to Buyer.

          (b) As soon as practicable following (i) the date which is 12 months from Closing, if the aggregate amount of the Escrow Funds remaining in escrow exceeds $3,250,000, such excess amount, less any outstanding claims of Buyer under this Agreement which claims have not yet been rejected pursuant to final, binding determination, shall be distributed to the Employee Sellers in the percentages set for in Exhibit A under the column "Amount of Escrow Deposit Allocated to Employee Sellers" (the "First Escrow Return"); and (ii) the date which is 24 months from Closing, the Escrow Funds then remaining in escrow, less any outstanding claims of Buyer under this Agreement which claims have not yet been rejected pursuant to final, binding determination (the "Remaining Amount"), shall be distributed to the Employee Sellers in the percentages set for in Exhibit A under the column "Amount of Escrow Deposit Allocated to Employee Sellers". As provided in the foregoing sentence, if at any time a distribution is to be made from the Escrow Funds and there are any outstanding claims under this Agreement which claims have not yet been rejected pursuant to final, binding determination, the amount to be paid to the Employee Sellers shall be reduced by the amount necessary to satisfy such outstanding claims, pending final determination of the claims. For purposes of this Agreement, a claim shall be "rejected pursuant to final, binding determination" only if a court of competent jurisdiction has finally adjudicated the claim or if the Buyer has executed a settlement agreement or other writing expressly releasing the Employee Sellers from such claim.

          2.7  Contingent Payments.

               (a)  The  Employee   Sellers  shall  be  entitled  to  additional
                    consideration  (the "Contingent  Payments") if the Net Sales
                                        ----------------------
                    exceed the respective  sales target ("Net Sales Target") for
                                                         -------------------
                    the applicable sales period (each a "Sales Period") noted in
                                                        --------------
                    the table below:

           ----------------------------------     ------------------
           Sales Period                           Net Sales Target
           ----------------------------------     ------------------
           ----------------------------------     ------------------
           February 1, 2006-January 31, 2007         $30,000,000
           ----------------------------------     ------------------
           ----------------------------------     ------------------
           February 1, 2007-January 31, 2008        $70,000,000
           ----------------------------------     ------------------
           ----------------------------------     ------------------
           February 1, 2008-January 31, 2009        $70,000,000
           ----------------------------------     ------------------
           ----------------------------------     ------------------
           February 1, 2009-January 31, 2010        $70,000,000
           -----------------------------------    ------------------
           -----------------------------------    ------------------
           February 1, 2010-January 31, 2011      $70,000,000
           -----------------------------------    ------------------


               (b) If the Company's Net Sales for a Sales Period exceed the Net Sales Target for such Sales Period, then the Buyer shall pay Contingent Payments to the Employee Sellers in the following amounts: Five Hundred Thousand Dollars ($500,000.00) per Sales Period to Lawrence Sears; Two Hundred Fifty Thousand Dollars ($250,000.00) per Sales Period to each of Gary L. Moore, Richard C. Riccardi, and Martin Zucker. If Contingent Payments are payable for any given Sales Period, the
                    Contingent Payments shall be paid by the later of: (i) ninety (90) Business Days following the end of such Sales Period or (ii) if a dispute arises, then within ten (10) Business Days after receipt by Buyer of the Accountant's determination set forth in Section 2.7(f). Contingent Payments shall not be subject to or conditioned upon any Employee Seller's continued employment with the Company, and shall be subject to applicable withholdings, if any.

               (c) For purposes of this Agreement, "Net Sales" shall mean the gross sales by the Company of products, licenses and services derived from the continuation of the Business, including products, licenses and services developed by the Company following the Closing which are extensions of the Business, (collectively, the "Company Products") to third parties which have accrued in the respective period, less returns and allowances for doubtful accounts, all as determined in accordance with GAAP. The Parties recognize that Buyer may acquire additional businesses or that Buyer or Buyer's other Affiliates may develop new products, services or other businesses apart from the Company Products yet which could be used in the Business (collectively, the "Affiliates' Products"). The sales of Affiliates' Products by the Company shall be excluded from Net Sales, however, the sales of Company Products by the Buyer or any of Buyer's Affiliates shall be included in Net Sales. Buyer agrees to set up reasonably adequate accounting procedures to allow Net Sales to be calculated.

               (d)  As soon as  practicable,  but in no event  later  than sixty
                    (60) Business Days following the end of each Sales Period, Buyer shall prepare and deliver to the Representative a statement which sets forth the Net Sales for such period and a determination as to whether the Contingent Payment is due in respect of such Sales Period (each a "Sales Statement"). The Sales Statement shall be prepared in accordance with the provisions of this Section 2.7.

               (e) After receipt of the Sales Statement, the Employee Sellers shall have thirty (30) Business Days to review the Sales Statement, and upon request of the Representative, the records and the workpapers used in the preparation thereof. Unless the Representative delivers written notice to Buyer within 30 Business Days of receipt of the applicable Sales Statement specifying objections to any of the items contained therein along with a detailed description of the reason for such objections, the Employee Sellers shall be deemed to have accepted and agreed to the items listed on the Sales Statement and such acceptance shall be deemed final and binding. If the Representative so notifies Buyer of the Employee Sellers' objection to the Sales Statement such that Contingent Payments would be payable for the Sales Period, the Parties shall, within thirty (30) Business Days (or such longer period as to which the Parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

               (f) If, at the conclusion of the Resolution Period, sufficient amounts remain in dispute that would trigger payment of the Contingent Payments, then such amounts shall be submitted to the Accountant for arbitration within ten (10) Business Days after the expiration of the Resolution Period. For purposes of this Agreement, the accountant shall be PricewaterhouseCoopers, LLP, or if PricewaterhouseCoopers, LLP shall be engaged by Buyer to perform audit work, then an accounting firm of comparable size and experience selected by Buyer but which in all events shall not have performed audit services for Buyer or Employee Sellers within the 24 month period prior to submission of the dispute to such accountant (the "Accountant"), unless otherwise agreed to by the Parties. Each Party agrees to execute, if requested by the Accountant, a reasonable engagement letter, including customary indemnities. The costs and expenses of the arbitration, including the Accountant's fees and expenses and fees and expenses of experts shall be paid for by the Employee Sellers unless the Accountant determines that Contingent Payments are owed to the respective Employee Sellers for the Sales Period, in which event they shall be paid for by Buyer. The Accountant shall act as an arbitrator to determine only those issues still in dispute and only as to whether such amounts were arrived at in conformity with this Section 2.7. The Accountant's determination shall be made within thirty (30) Business Days of their engagement, shall be set forth in a written statement delivered to the Representative and Buyer and shall be final, binding and conclusive.

               2.8  Working Capital Adjustment

                    (a)  Definitions.

                         (i) "Lower Working Capital Benchmark" means $6,800,000.

                         (ii) "Working  Capital"  shall mean current assets less
                    current liabilities, all as determined in accordance with GAAP, except the Working Capital calculation shall take into account any consideration (whether positive or negative) of those items set forth on Schedule 2.8(a) in the manner described on such schedule.

                         (iii) "Working Capital Adjustment" shall mean the adjustment to the Initial Purchase Price, if any, resulting from the calculations under Section 2.8(b).

                         (iv) "Working Capital Value" shall mean the Working Capital of the Company as of the Effective Time, including all accounting entries required to be made as a result of the Closing.

                         (v) "Upper Working Capital Benchmark" means $7,500,000.

                    (b) The Initial Purchase Price shall be reduced, dollar-for-dollar, to the extent the Working Capital Value is less than the Lower Working Capital Benchmark. The Initial Purchase Price shall be increased, dollar-for-dollar, to the extent the Working Capital
                         Value is greater than the Upper Working Capital Benchmark. No adjustment to Initial Purchase Price shall be made if the Working Capital Value falls in the range of the Lower Working Capital Benchmark to the Upper Working Capital Benchmark, inclusive of such amounts.

                    (c) As soon as reasonably practicable following the Closing Date, and in any event no later than 100 days thereafter, the Buyer shall cause to be prepared and delivered to the Sellers a balance sheet of the Company, as of close of business on the Closing Date, prepared in accordance with GAAP as in effect at the applicable time (the "Closing Balance Sheet") and a statement which sets forth the Working Capital Value and the Working Capital Adjustment. Buyer shall permit the Sellers to review upon request the records and work papers as are necessary to allow them to review such calculations.

                    (d) If the Sellers dispute the Working Capital Adjustment as proposed by Buyer, not more than 30 days after the date the Sellers receive Buyer's proposal thereof, the Sellers shall deliver to Buyer a Notice of Dispute setting forth the Sellers' specific objections to the Working Capital Adjustment and the detailed basis for the same. Upon receipt of the Notice of Dispute, the Sellers and Buyer shall promptly consult with each other with respect to the specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by the Sellers and Buyer within 10 Business days after Buyer receives the Notice of Dispute, the Sellers and Buyer shall jointly refer the dispute to the Accountant, as an arbitrator to finally resolve, as soon as practicable, and in any event within 45 days after such reference, all points of disagreement with respect to the amount of the Working Capital Adjustment. For purposes of such arbitration, the Sellers and Buyer shall each submit a proposed value for the items in dispute. The Accountant shall apply the terms of this Section 2.8, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association (but excluding any filing or administrative fees payable as provided in such rules). Each Party agrees to execute, if requested by the Accountant, a reasonable engagement letter, including customary indemnities. Each of the Parties shall bear its own expenses in connection with the arbitration. The fees and expenses of the Accountant shall be allocated between the Sellers and Buyer by the Accountant in proportion to the extent either of such Parties did not prevail on items in dispute; provided, that such fees and expenses shall not include, the other Party's outside counsel or accounting fees. All determinations by the Accountant shall be final, conclusive and binding on Buyer and the Sellers with respect to the Working Capital Adjustment and the allocation of arbitration fees and expenses, in the absence of fraud or manifest error.

                    (e) If the Working Capital Value, as finally determined is less than the Lower Working Capital Benchmark, as determined pursuant to Section 2.8(b), the Sellers each shall pay their respective portion of such amount to Buyer not more than seven days after the final determination thereof, allocated in accordance with the percentages set forth on Exhibit A opposite each Seller's name in the column titled "Allocated Portion of Working Capital Adjustment." If the Working Capital Value, as finally determined is greater than the Upper Working Capital Benchmark, then Buyer shall pay the
                         Sellers their respective portion of such amount allocated in accordance with the same percentages set forth on Exhibit A by check payable and delivered to Sellers within 30 days following such final determination.



                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES OF EMPLOYEE SELLERS

          Each Employee Seller, jointly and severally with the other Employee Sellers except as otherwise specifically and expressly provided herein, hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall be true and correct on the Closing Date, and shall survive the Closing as provided in Section 9.1.

     3.1 Organization and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Ohio. The Company has all requisite corporate power and authority to own, lease and use its assets and properties and to conduct the Business. The Company is duly licensed and qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 3.1. The Company is not required to be registered, licensed or qualified as a foreign corporation to do business in any other jurisdiction. The Company does not have any subsidiaries or otherwise own any capital stock or other equity interests in any other entities.

     3.2  Capitalization of the Company.

          (a) The authorized capital of the Company consists of 233,000 shares of the Company Common Stock and no shares of the Company Preferred Stock. Of such authorized shares, there are issued and outstanding 166,667 shares of Company Common Stock and no shares of Company Preferred Stock. All of the Company Shares were when issued and are currently duly authorized and validly issued and are fully paid and non-assessable and were not, when issued, subject to any unwaived preemptive rights. All of the Company Shares and all other securities of the Company have been issued in accordance with applicable federal and state securities laws including exemptions under such laws. The transactions contemplated by this Agreement are not subject to any preemptive rights.

          (b) Schedule 3.2(b) sets forth a list of each outstanding and unexercised warrant and option exercisable for shares of Company Common Stock or Company Preferred Stock and the exercise price of each such outstanding and unexercised warrant and option. Except as set forth on Schedule 3.2(b), there are no rights, warrants or options to acquire securities of the Company, and the Company is not subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire the Company Common Stock or the Company Preferred Stock.

          (c) Except as set forth on Schedule 3.2(c), no shareholder of the Company is entitled to the payment of any dividends or other distributions from the Company after the date hereof on account of such shareholder's ownership of the Company Common Stock or Company Preferred Stock on or before the date hereof.

     3.3  Title to Shares; Enforceability; No Violation of Existing Agreements.

          (a) Schedule 3.3(a) lists each holder of the Company Common Stock and the Company Preferred Stock and the number of Company Shares owned by such holder. Each Employee Seller severally represents and warrants that he, she or it is the sole holder of record and beneficial owner of all the Company Shares attributed to such Employee Seller on Schedule 3.3(a), with all rights to vote such Company Shares without restriction and that such Employee Seller owns such Company Shares free and clear of any Liens, except for the Liens contained in the agreements listed on Schedule 3.3(e).

          (b) Each Employee Seller severally represents and warrants that he, she or it has the power and authority to execute and deliver this Agreement and the Related Agreements to which he, she or it is a party, to perform his, her or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          (c) Other than the approvals required by the HSR Act, and except for the Liens which will terminate in connection with the termination and release of the Terminating Agreements, and except as otherwise set forth on Schedule 3.3(c), no permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Government authority or third party is required in connection with the execution, delivery or performance of this Agreement and the Related Agreements by any Seller or the consummation by any Seller of the transactions contemplated hereby. "Terminating Agreements" means: (i) that certain Credit and Security Agreement between the Company and Wells Fargo Business Credit, Inc. dated April 27, 2001 as amended, (ii) the Shareholder Notes and (iii) the Shareholder Agreements.

          (d) This Agreement has been duly executed and delivered by each Employee Seller and constitutes a legal, valid and binding obligation of each Employee Seller, enforceable against each Employee Seller in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general principles of public policy and equity (regardless of whether considered in a proceeding in equity or law). Each Related Agreement has been duly executed and delivered by each Employee Seller who is a party thereto and constitutes a legal, valid and binding obligation of each such Employee Seller, enforceable against each such Employee Seller in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general principles of public policy or equity.

          (e) None of the Company, any Employee Seller or the Representative is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction, or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would (i) except for Liens which will terminate on Closing through the discharge of liabilities as set forth on Schedule 3.3(e), and except as otherwise set forth on Schedule 3.3(e), conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by them of this Agreement or by the Representative of the Escrow Agreement or (ii) prevent the carrying out of the transactions contemplated hereby or by the Escrow Agreement. Except for Liens which will terminate on Closing through the discharge of liabilities as set forth on Schedule 3.3(e), and except as otherwise set forth on Schedule 3.3(e), no waiver or consent of any third person or governmental authority is required for the execution by any Employee Seller of this Agreement or by the Representative of this Agreement or the Escrow Agreement, or the consummation by any Employee Seller of the transactions contemplated by this Agreement or any Related Agreement. The execution of this Agreement by Employee Sellers and the consummation of the transactions contemplated hereby will not result in the creation of any Liens against the Company Shares, the Company, Employee Sellers or any of the respective properties or assets of the Company.

          3.4  Financial Statements.

               (a) Set forth on Schedule 3.4(a) are the (i) audited balance sheet of the Company as of December 31, 2002, 2003 and 2004 and the related audited statements of income, retained earnings and cash flows for the fiscal years then ended; and
                    (ii) the unaudited balance sheet of the Company as of September 30, 2005 and the related unaudited statements of income, retained earnings and cash flows for the 9-month period then ended; in each case together with notes and schedules thereto, if any (collectively, the "Financial Statements"). For purposes of this Agreement, the unaudited balance sheet of the Company dated September 30, 2005 shall be referred to as the "Balance Sheet."

               (b) The Financial Statements were derived from the books and records of the Company and (i) are true, complete, and correct in all material respects, (ii) present fairly, in all material respects, the financial position, results of operations, and cash flows of the Business at the dates and for the periods indicated in accordance with GAAP, applied on a consistent basis throughout all the periods involved, and (iii) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading in light of the circumstances under which they were made; provided, however, the unaudited interim Financial Statements do not include customary year-end adjustments or notes to such Financial Statements.

          3.5 Corporate Records. The books of account and other financial records of the Company, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of the Company, all of which have been made available to Buyer, contain accurate and complete records of each Formal Meeting held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of the Company, and no Formal Meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books. "Formal Meeting" means any meeting of the directors or shareholders in which the directors or shareholders of the Company meet in their respective capacity as such to conduct or manage the Business, or to otherwise take any action or make any decision binding on the Company.

          3.6 No Undisclosed Liabilities. The Company does not have any liabilities or obligations whatsoever, whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, and there is no basis for any such liability or obligation or any claim in respect thereof, other than:

               (a) to the extent and for the amount reflected as a liability on the Balance Sheet;

               (b) liabilities or obligations incurred in the Ordinary Course of Business (as hereinafter defined) since the date of the Balance Sheet (none of which will or may reasonably be expected to have an adverse effect upon the Company) that are not required to be set forth in a Schedule hereto;

               (c) obligations for performance (but not for breach) under Contracts (as hereinafter defined); and

               (d) the other obligations and liabilities specifically disclosed on Schedule 3.6(d).
                       ----------------

               "Ordinary Course of Business" means, with respect to the Company, ----------------------------- only the ordinary course of commercial operations customarily engaged in by the Company, as applicable, consistent with past practices, and specifically does not include (i) the purchase or sale of the Company, or of any product line or business unit thereof; (ii) the assumption, adoption, or modification of any Plan (as hereinafter defined);
               (iii) activity that requires approval by the board of directors or shareholders of the Company, other than (A) the act of making the disclosure of information to the Buyer regarding the Company and its Business in connection with the transactions contemplated herein or (B) the assignment of the FCC Licenses to SRMZBCo.;
               (iv) the incurrence of any liability for any tort or any breach or violation of or default under any Contract or Law to the extent in excess of the coverage derived from the net proceeds (including deduction of self-pay or increased premiums) received by the Company under its policies of insurance; (v) any material increase in the compensation of any employee, or grant of any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee other than the special bonuses to Gary Moore, Richard Riccardi and Martin Zucker in an amount not greater than $50,000 in the aggregate and a success sharing bonus paid to non-management employees not exceeding $150,000 in the aggregate; (vi) the declaration or distribution of any dividends; (vii) any increase, termination, amendment or modification to, or creation of, any Plan; (viii) any material changes in the Company's employee force count except those necessary for the fulfillment of its contract with PG&E
               (ix) substantial changes in the materials used or the methods employed by the Company in its manufacturing processes or operations; or (x) the payment in advance of any debt of the Company, excluding the payment in full of the Credit and Security Agreement between the Company and Wells Fargo Business Credit, Inc. dated April 27, 2001 as may have been amended from time to time.

     3.7  Taxes.


          (a) The Company has timely filed with the appropriate Government entity all returns, reports, estimates, declarations, claims for refund, information returns or statements relating to, or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof ("Tax Returns") due on or before the Closing Date. All such Tax Returns are true, correct, and complete.

          (b) All Taxes (whether or not reflected on any Tax Return) due and owing by the Company on or before the Closing Date have been timely and fully paid. There are no reasonable grounds for the assertion or assessment of any additional Taxes against the Company or the assets of the Company. Schedule 3.7(b) hereto lists all jurisdictions where the Company files Tax Returns.

          (c) The unpaid Taxes of the Company through the Closing Date do not exceed the accruals and reserves for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected on the Closing Balance Sheet.

          (d) There are no Liens for Taxes upon the assets of the Company, other than Liens for current Taxes not yet due and payable for which an adequate reserve has been accrued as a current liability on the Closing Balance Sheet and such liability has been taken into account for purposes of computing the Working Capital Adjustment.

          (e) Except to the extent such amounts are not in excess of $5,000 in the aggregate for all occurrences, the Company has complied with all Laws (as hereinafter defined) relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision under state, local, or foreign Law), and has timely and properly withheld from the appropriate party and paid over to the proper Government all amounts required to be withheld and paid over under applicable Law, including any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (f) The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement.

          (g) The Company has (i) never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, and
               (ii) no liability for the Taxes of any Person under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

          (h) Except as set forth on Schedule 3.7(h), there are no federal, state, local, or foreign audits, examinations or investigations or administrative or judicial proceedings being conducted with respect to the Company related to Taxes. The Company has not received for any open period from any federal, state, local or foreign Tax authority (including jurisdictions where the Company has not filed a Tax Return) any (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax authority against the Company.

          (i) There is no waiver or tolling of any statute of limitations in effect with respect to any Tax Returns nor has the Company agreed to an extension of time with respect to a Tax assessment or deficiency.

          (j) The Company is not a real property holding company within the meaning of Section 897(c) of the Code.

          (k) Schedule 3.7(k) sets forth a list of all Tax Returns, Tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with the Internal Revenue Service or any Taxing authority for the last six years, other than with respect to the Income Tax Return for the year ending December 31, 2005, true, correct and complete copies of which have been provided to Buyer. The Company has retained, directly or through its accountants, all records or other information (including any Tax work papers) used in the preparation of any Tax Returns, audits or other examinations relating to liability for Taxes for the past six years.

          (l) All elections with respect to Taxes affecting the Company as of the date hereof that are not reflected on any Tax Return are set forth in Schedule 3.7(l). No new elections with respect to Taxes, or any changes in current elections with respect to Taxes of the Company or affecting the Company have been made since January 1, 2005.

          (m)  Schedule   3.7(m)   hereto  lists  all  material  Tax   holidays,
               abatements, incentives and similar grants made or awarded to the Company by any Government.

          (n) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in a payment that would not be fully deductible as a result of Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code, determined without regard to the reasonableness of any such compensation.

          (o) The Company has not made any payment to any person or to any entity described in Section 162(c) of the Code or any similar provision under foreign Law. Neither the Internal Revenue Service nor, to the Knowledge of the Employee Sellers, any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payments made by the Company alleged to have been of the type covered by this Section 3.7(o).

          (p) No asset of the Company is property that is required to be treated as being a "safe harbor lease" within the meaning of
               Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

          (q) None of the assets of the Company directly or indirectly secures any debt the interest on which is Tax exempt under Section 103(a) of the Code. The Company is not the borrower or the guarantor of any outstanding industrial revenue bonds, and the Company is not a tenant, principal user or related person to any principal user within the meaning of Section 144(a) of the Code of any property that has been financed or improved with the proceeds of industrial revenue bonds.

          (r) None of the assets of the Company are "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (s) The Company has not agreed to, and is not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. The Company does not have any pending private letter ruling request with the Internal Revenue Service.

          (t) The Company has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between such country and the United States.

          (u) The Company has consistently classified for state and federal Tax purposes each and every worker as either an employee or independent contractor in accordance with the criteria set forth in Rev. Rul. 87-41.

          (v) The Company has not distributed stock of another Person or has had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by
               Section 355 or Section 361 of the Code.

          (w) No property of the Company, including but not limited to un-cashed checks to vendors, customers or employees, non-refunded overpayments or unclaimed subscription balances, is escheatable to any state or municipality under any applicable escheatment laws as of the date hereof or may at any time after the date hereof become escheatable to any state or municipality under any applicable escheatment law.

          (x) None of the assets of the Company is an equity ownership in an entity, including any partnership, joint venture, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (y) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, commercial activity, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, social security (or similar), unemployment, disability, PBGC premium, franchise, severance, stamp, occupation, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, profits, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person. Any one of the foregoing shall be referred to sometimes as a "Tax".

     3.8  Title to and Condition of Assets; Real Property.

          (a) The Company does not own, nor has it or any of its predecessors owned, any real property. Except as set forth on Schedule 3.8(a) or except for any tangible personal property disposed of by the Company in the Ordinary Course of Business since the date of the Balance Sheet, the Company is the sole owner of all right, title, and interest in and to (i) all assets reflected on the Balance Sheet, or acquired after the date of the Balance Sheet and (ii) all other assets and property, real and personal, tangible and intangible (including, without limitation, all Intellectual Property), owned, used or operated by the Company or located on premises owned, leased or operated by the Company (items (i) and (ii) collectively, the "Assets", and together with all property leased by or licensed to the Company, the "Property").

          (b) Except as set forth on Schedule 3.8(b) and the documents specifically identified therein, there exists no restriction on the use or transfer of the Property.

          (c) Except as set forth on Schedule 3.8(c), no Property is in the possession of others and the Company does not hold any Property on consignment.

          (d) Except as set forth on Schedule 3.8(d), and except for Liens which will terminate at Closing through the discharge of liabilities as set forth on Schedule 3.8(d), the Company has good and indefeasible title to, or a valid leasehold interest in, all of its Property, free and clear of all Liens, other than (i) Liens for current Taxes not yet due and payable for which an adequate reserve has been accrued as a current liability on the Closing Balance Sheet and such liability has been taken into account for purposes of computing the Working Capital Adjustment, and (ii) easements for public utilities, none of which materially interfere with or materially adversely affect the operation, use and/or enjoyment of the Property affected thereby. Immediately following the Closing, the Company shall continue to be vested with good and indefeasible title to, or a valid leasehold interest in, its Property.

          (e) Except to the extent disposed of in the Ordinary Course of Business prior to Closing, all of the tangible Property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear and obsolescence), and is adequate for the purposes for which it is presently used.

          (f) The Company is lessee under the Lease Agreements. The Lease Agreements respectively represent the entire agreement between the Company and the respective lessor thereto concerning the lease of the respective premises and each is in full force and effect, and, except for the amendment extending the term of the 23905 Lease Agreement effective December 1, 1977, has not been amended, rescinded or modified.

          (g) The Company is not in arrears for any rent or other charges payable by the Company under the Lease Agreements or any prior lease agreements with respect to the premises leased under the Lease Agreements, there is no existing default on the part of the Company or the respective lessors to the Lease Agreements, and there are no events currently existing or which with the passage of time, giving of notice or both would be deemed a default of the Company or either of the respective lessors or which would give the Company or either lessor the right to cancel or terminate either of the Lease Agreements.

     3.9  Necessary Property and Transfer of Assets.

          (a) The Property constitutes all property and property rights now used in or necessary for the conduct of the Business. Except as provided in Schedule 3.9(a), there exists no condition, restriction or reservation affecting the title to or utility of the Property

          (b)  Except as provided in Schedule 3.9(b), there exists no condition,
                                     ---------------
               restriction or reservation that would prevent the Company from enforcing its rights with respect to the Property after the Closing to the same full extent that they might continue to do so if the sale and transfer contemplated hereby did not take place.

     3.10 Accounts Receivable.

          (a)  Set forth on  Schedule  3.10(a),  are a list of all the  accounts
                             -----------------
               receivable of the Company and aging schedules relating thereto as of December 31, 2005. Such accounts receivable and any accounts receivable arising between such date and the Closing Date (collectively, the "Accounts Receivable") are valid and existing.

          (b)  Except  as set  forth on  Schedule  3.10(b),  all  such  Accounts
                                         -----------------
               Receivable arose in the Ordinary Course of Business. Except to the extent of the allowance for doubtful accounts on the Balance Sheet, no Account Receivable is subject to any counterclaim, set-off, defense, security interest, claim, or other encumbrance.

          (c)  Except  as set  forth  on  Schedule  3.10(c),  no  agreement  for
                                          -----------------
               deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any Account Receivable.

          (d) Except to the extent of contractual holdbacks which will be paid in accordance with contract terms and reserves for uncollectible accounts on the Closing Balance Sheet, all Accounts Receivable, other than those paid prior to the Closing Date, will be paid in full to the Company within 180 days of the Closing Date.

     3.11 Material  Contracts.  Except as set forth on Schedule  3.11(a)-(n) and
                                                       ---------------------
          Schedule 3.13(c) the Company is not a party to or otherwise  obligated
          ----------------
          under or has made (and under which any party thereto still has remaining rights or obligations) any of the following, whether written or oral:

          (a) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $25,000;

          (b) license agreements, consulting services agreements with customers, software support agreements that either provide for payments in excess of $10,000 or cannot be terminated in one year or less at no cost;

          (c) lease and leasing agreements which provide for annual payments in excess of $5,000;

          (d) agreements with suppliers and customers (excluding purchase orders and sales orders in the Ordinary Course for amounts less than $100,000) either with a remaining term of more than one year or a contract value of more than $20,000;

          (e)  agreements with labor unions or other employee organizations;

          (f)  consignment, distributorship and agency agreements;

          (g) guarantees and sureties granted with respect to any obligation of third parties (including the Sellers and any parties related to them);

          (h)  joint venture and cooperation agreements;

          (i)  agreements concerning confidentiality or non-competition;

          (j)  employment and consulting agreements;

          (k) agreements or commitments (other than those types covered above by subsection (a) through (j)) in excess of $20,000 or which cannot be terminated on three months' notice or less without payment of compensation;

          (l) any and all outstanding bids, proposals or other offers to customers which (i) individually have values in excess of $500,000, (ii) are not bid at standard Company profit margins or
               (iii) include warranties for a period of time longer than the standard Company warranties (copies of which have been provided to Buyer, or, if not evidenced by a written document, summaries of the material terms thereof have been provided to Buyer);

          (m) any contract or agreement that is expected to result in a material loss to the Company in any given calendar year; and

          (n) any contract or commitment not made in the Ordinary Course of Business.

     3.12 Validity of Contracts. Each written or oral contract, agreement, commitment, license, lease, indenture, or evidence of indebtedness to which the Company is a party or is otherwise obligated (individually, a "Contract" and collectively, the "Contracts") is a valid, binding
            ----------                         -----------
          and enforceable obligation of the Company, and, to the Knowledge of the Employee Sellers, the other parties thereto in accordance with its terms and conditions. Except as set forth on Schedule 3.12, (a) no
                                                         --------------
          party to any of the Contracts is in breach or violation thereof or default thereunder, and (b) no event has occurred which, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing do or will constitute or result in, a breach or violation of or default under any Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Property, provided, however, to the extent the representation in (a) or (b) applies to a violation or breach by a third party it shall be limited to the Knowledge of the Employee Sellers. The Company has delivered to Buyer a true, complete and accurate copy of each written Contract required to be disclosed on Schedule 3.12 and a true, complete and accurate
                               -------------
          description  of  each  oral  Contract  required  to  be  disclosed  on
          Schedule 3.12, and none of such Contracts has been modified or amended
          -------------
          in any respect, except as reflected in such disclosure to Buyer.

     3.13 Intellectual Property.

          (a) For purposes of this Agreement, "Intellectual Property" means all of the following to the extent any exist in any jurisdiction throughout the world: (i) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent applications, together with all continuations, continuations-in-part, provisional, non-provisional, revisions, extensions, reexaminations, reissues and foreign counterparts thereof, (ii) all trademarks (registered or unregistered), service marks (registered or unregistered), trade dress, logos, slogans, trade names, brand names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all works of authorship, including derivative works, all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith (registered or unregistered), (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
               (vi) all computer software, computer programs and firmware (including source code, executable code, data, databases, and related documentation), (vii) rights of publicity and privacy,
               (viii) shop rights, (ix) all advertising and promotional materials, (x) all copies and tangible embodiments thereof (in whatever form or medium), (xi) any other intellectual property rights anywhere in the world; and (xii) all common law, statutory, treaty and convention rights with respect to any thereof; all property rights, moral rights, ownership and other proprietary rights in any thereof; and all worldwide forms of protection and rights in, to and under all of the foregoing; and the right and power to assert, defend and recover title thereto and the right to sue for and recover damages for past, present and future infringement, misuse, misappropriation or other violation thereof. "Company Intellectual Property" shall mean all
                                  -------------------------------
               Intellectual Property that is owned, in whole or in part, by the Company, including any intellectual property included in the Fulfilled PG&E Requirements.

          (b) The Company owns, or is licensed, or otherwise possesses legally enforceable rights to use all Intellectual Property used in connection with the Business. Schedule 3.13(b) contains a true,
                                              -----------------
               complete and accurate list of each of the following items of Company Intellectual Property: each patent or registration that has been issued, each pending patent application or application for registration, each material unregistered trademark, service mark, trade name, corporate name, each registered top level Internet domain name, material computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $25,000 in the aggregate ("Commercial Software")) and each material unregistered
                -----------------------
               copyright.   Schedule  3.13(b)   accurately   summarizes,   where
                            ----------------
               applicable,  the following for each item of Company  Intellectual
               Property: patent number, registration number, date of issuance, applicant, mark or name, owner(s), country of origin, and the next maintenance fee and other administrative obligations required to maintain or prosecute such Intellectual Property. With respect to each item of Company Intellectual Property, other than Commercial Software:

               (i) except for Liens which will terminate at Closing through the discharge of liabilities set forth on Schedule 3.13(b)(i),
                                                           -------------------
                    and except as otherwise  described  on Schedule  3.13(b)(i),
                                                           -------------------
                    the Company is the sole and exclusive owner of all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

               (ii) the  item  is not  subject  to any  outstanding  injunction, judgment, order, decree, ruling, or charge;

               (iii) no  action,  suit,  proceeding,   hearing,   investigation,
                    charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and to the Knowledge of the Employee Sellers, there are no grounds for the same;

               (iv) except for  express  provisions  set forth in the  Company's customer and vendor Contracts pursuant to which the Company agrees to indemnify such customer or vendor from claims of intellectual property infringement by a third party arising out of such customer's use of the Company Products, or such vendor's use of the Company Intellectual Property, as intended  under such  Contract,  and except as  described in
                    Schedule  3.13(b)(iv),  the Company has not, in any Contract
                    ---------------------
                    in effect as of the Effective Date, agreed to indemnify any Person for, or against, any third party claims relating to interference, infringement, misappropriation, or to the Knowledge of the Employee Sellers, other conflict with respect to the item; and

               (v) the Company has taken actions reasonably necessary to maintain and protect the Company Intellectual Property. The Company has (A) paid all application, examination, registration, issue, renewal and maintenance fees that have become due, (B) filed all necessary documents and certificates including statements of use with the relevant patent, copyright, trademark or other authorities, (C) recorded documents of title and releases of security interests required to perfect rights in the Company Intellectual Property, and (D) exercised reasonable care to protect the Company's rights in confidential information and trade secrets of others who have provided such confidential information and trade secrets to the Company in confidence.

          (c) Schedule 3.13(c)(i) contains a true, complete and accurate list ------------------- of all Contracts with respect to Intellectual Property, including agreements with current or former employees, consultants, or contractors regarding the assignment or the non-disclosure of any such Intellectual Property and all Contracts with respect to the development of Intellectual Property, including software. Schedule 3.13(c)(ii) also contains a list of each license, -------------------- sublicense, agreement, or other permission that the Company has granted to any third party with respect to any Company Intellectual Property (such agreement, a "Company Intellectual Property License") and
                                   ----------------------------------------
               each license, sublicense, agreement or other permission to which the Company is a party (excluding off-the-shelf software programs licensed, directly or indirectly, by the Company pursuant to "shrink wrap," "click wrap," or other standardized form licenses) with respect to any Intellectual Property, other than Company Intellectual Property Licenses (such agreement, a "Third Party
                                                                    ------------
               Intellectual Property License"),  provided, however, with respect
               ------------------------------
               to Schedule 3.13(c)(ii), it shall not be necessary to separately list those Company Intellectual Property Licenses which are nonexclusive licenses contained in or required by the Company's customer Contracts which permit such customers themselves to use, or for purposes of such customer's own use to make or have made, the respective Company Intellectual Property (the "Customer Licenses") .

          (d)  Schedule  3.13(d)  contains  a list of each item of  Intellectual
               ----------------
               Property that any third party owns that the Company uses pursuant to license, sublicense, agreement, or permission (excluding off-the-shelf software programs licensed, directly or indirectly, by the Company pursuant to "shrink wrap," "click wrap," or other standardized form licenses, but including all software licensed by the Company pursuant to the GNU general public license or limited general public license or any other open source licenses).

          (e) With respect to each Contract, license, sublicense, agreement, permission or item of Intellectual Property required to be listed in Schedule 3.13(c)-(d) (collectively, "IP Contracts"):
                  -------------------                 --------------

               (i) to the Knowledge of the Employee Sellers, the IP Contracts will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby and the Company's use of such Intellectual Property will not be subject to restrictions or limitations other than those to which the Company's use thereof would be subject if the transactions contemplated hereby did not occur;

               (ii) the Company,  to the Knowledge of the Employee Sellers,  has
                    complied with all performance standards required to be met by the Company under such IP Contract;

               (iii) to the Knowledge of the Employee  Sellers,  no party to the
                    IP Contracts is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) to the Knowledge of the Employee Sellers, no party to the IP
                    Contracts has repudiated any provision thereof;

               (v) with respect to each sublicense contained in an IP Contract, the representations and warranties set forth in subsections
                    (i) through (iii) above are true and correct with respect to the underlying license;

               (vi) the item of Intellectual  Property underlying an IP Contract is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vii) no  action,  suit,  proceeding,   hearing,   investigation,
                    charge, complaint, claim, or demand is pending or, to the Knowledge of the Employee Sellers, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and to the Knowledge of the Employee Sellers, there are no grounds for the same; and

               (viii) except for Customer Licenses,  the Company has not granted any sublicense or similar right with respect to any IP Contract.

          (f)  There have been delivered to Buyer correct and complete copies of
               (1) all Company Intellectual Property (other than source code and trade secrets of the Company) for which copies can reasonably be made or for which written documentation evidencing ownership and prosecution (if applicable) can reasonably be provided and (2) all IP Contracts.

          (g) The Company has valid, binding and enforceable written Contracts with all employees and independent contractors employed or engaged by it at any time for the creation or development of its Intellectual Property, assigning to, and vesting in, the Company all right, title and interest in and to such Intellectual Property (the "Assignment Agreements"). All Assignment Agreements
                             -----------------------
               are listed on Schedule 3.13(g).

          (h) The Company has imposed written non-disclosure obligations on employees, independent contractors, customers, suppliers and other third parties that have received any of the Company's confidential information or trade secrets, and to the Knowledge of the Employee Sellers, each has exercised reasonable care, including taking all reasonable steps, to protect the Company's rights in its confidential information and trade secrets.

               (i) The Company Intellectual Property together with the Third Party Intellectual Property Licenses includes all rights in Intellectual Property used in the operations or conduct of the Business, other than Commercial Software (collectively, "Business Intellectual Property"). To the Knowledge of the
                    ---------------------------------
                    Employee Sellers, each item of Business Intellectual Property prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. To the Knowledge of the Employee Sellers, the Company has taken all reasonable actions to maintain and protect each item of Company Intellectual Property and no loss of any item of Company Intellectual Property is threatened, pending or reasonably foreseeable.

          (j)  Except as  described  in Schedule  3.13(j),  to the  Knowledge of
                                        ----------------
               Employee Sellers, the Company and the manufacture, use and sale of its products have not infringed upon or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any of its directors or officers has ever received any charge, complaint, claim, demand, or notice alleging any such infringement or violation (including with respect to a claim of infringement any demand or offer to license any Intellectual Property from any third party or any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). Immediately following the Closing, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties which are now existing as a result of the continued operation of the Business as presently conducted No notices regarding any of the items in the immediately foregoing sentence have been received.

          (k)  Except as described in Schedule 3.13(k),  to the Knowledge of the
                                      ---------------
               Employee Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company and there are no facts raising a likelihood of any such interference, infringement, misappropriation or conflict.

          (l) There is no Knowledge of the Employee Sellers, nor is there any actual awareness of any other employee with responsibility for Intellectual Property matters, of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed that reasonably could be expected to supersede or make obsolete any product or process of the Company or to limit the operations or conduct of the Business of the Company.

          (m) To the Knowledge of the Employee Sellers, other than Commercial Software, the owners of any of the Intellectual Property licensed to the Company have taken all necessary and desirable actions to maintain and protect the Intellectual Property covered by such license.

          (n) The Company has complied with and is presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property in jurisdictions where the Company is doing business.

          (o) The Company has licenses for all Commercial Software used or which will be used in its Business, the use of such Commercial Software has been in accordance with such licenses and the Company does not have any obligation to pay any further fees, royalties, or other amounts for the Company's current usage thereof.

          (p) The automatic meter reading products now manufactured and sold by the Company were first offered for sale on or before January 1, 1996, and the operational use of such products by the Company and by other third parties, as well as the services rendered by the Company, have not materially changed since January 1, 1996.

          (q) No Seller has any rights in or to any item of Intellectual Property owned or used by the Company. To the extent any Seller is deemed to have any rights in or to any such Intellectual Property, such Seller hereby transfers and assigns to the Company all of such Seller's right, title and interest in and to such Intellectual Property (including without limitation the goodwill associated therewith).

     3.14 Litigation.  Except  as set  forth on  Schedule  3.14 and  except  for
                                                 --------------
          administrative proceedings pursuant to the prosecution or registration of Intellectual Property undertaken in the Ordinary Course of Business (other than reexamination, opposition and interference proceedings that may affect the Company's rights in Intellectual Property),
          (a) there is no, and since January 1, 2001, there has not been any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to the Knowledge of the Employee Sellers,
          --------
          threatened  against  the  Company  or  involving  its  Business,   any
          Property, or, in connection with its Business, any of its shareholders, directors, officers, agents, or other personnel, including without limitation any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby; and (b) the Company is not and, has not since January 1, 2001 been subject to any judgment, order, writ, injunction, or decree of any court or other Government entity ("Order") other than
                                                             -------
          Orders of general applicability.

     3.15 Insurance.

          (a)  Set forth on Schedule 3.15(a) is a list of all insurance policies
                            ---------------
               and bonds currently in force covering or relating to the properties, operations or personnel of the Company and, with respect to insurance policies covering product liability and similar occurrence based risks, in force at any time since January 1, 2001. Such schedule clearly indicates which of such policies are claims made and which of such policies are occurrence based. All of such insurance policies are in full force and effect (with respect to the applicable coverage periods), and the Company is not in default with respect to any of its obligations under any of such insurance policies.

          (b) Since January 1, 2001, the Company has at all times maintained insurance as required by law or under any agreement to which the Company is or has been a party, including, without limitation, unemployment and workers' compensation coverage.

     3.16 Absence of Material Events. Since September 30, 2005, except as set forth on Schedule 3.16(a) - (r) hereto, there has not been with
                    ------------------------
          respect to the Company or the Property:

          (a) Any adverse change in the Business, condition, financial or otherwise, operations, or prospects of the Company or the condition of the Property, and, to the Knowledge of the Employee Sellers, no such change will arise from the consummation of the transactions contemplated hereby;

          (b) Any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any Person or entity with respect to any securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any of its securities except the transfer of the FCC Licenses to SRMZBCo., LLC, an Ohio limited liability company ("SRMZBCo.");
                ----------

          (c) Any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, or employee of the Company, or in any benefits granted under any Plan with or for the benefit of any such shareholder, director, officer, agent, or employee (other than increases in wages or salaries required under existing Contracts listed on Schedules 3.11(a)-(n) or
                                                      ----------------------
               otherwise not unusual in timing, character or amount made in the Ordinary Course of Business to employees);

          (d) Any transaction entered into or carried out by the Company other than in the Ordinary Course of Business;

          (e) Any borrowing or incurrence of any other indebtedness (other than accounts payable in the Ordinary Course of Business) contingent or other, by or on behalf of the Company (it being understood that the foregoing is not intended to describe obligations of the Company under Contracts to sell products or provide services to others);

          (f) Any modification or termination of any Contract disclosed on Schedules 3.11(a)-(n) or 3.13(c) or any material term thereof or
               --------------------------------
               any Government license, permit or other authorization;

          (g) Any purchase by the Company of capital assets or any interests in real property or any lease arrangement (whether as a lessor or lessee or sublessor or sublessee) entered into by the Company with respect to real property;

          (h) Any lapse or infringement of any Intellectual Property owned or used by or licensed to the Company, or to the Knowledge of the Employee Sellers, any abandonment thereof;

          (i)  Any  acquisition  of  or  investment  in  (by  merger,  exchange,
               consolidation,   purchase  or  otherwise)   any   corporation  or
               partnership or interest in any business organization or entity;

          (j) Any acquisition of any assets (whether through capital spending or otherwise) outside of the Ordinary Course of Business or which are material, individually or in the aggregate, to the Company;

          (k) Any waiver of any claims or rights that are material or otherwise involve amounts in the aggregate in excess of $10,000;

          (l) Any disclosure of any confidential or proprietary information to any person or entity other than to Buyer and Buyer's representatives, agents, attorneys and accountants, or the employees, consultants, customers or vendors of the Company in the Ordinary Course of Business;

          (m) Any charitable contributions or commitments therefore in excess of $10,000 in the aggregate;

          (n) Any material change in the Company's methods of purchase, sale, lease, management, marketing or promotion, or any delay or postponement of the payment of accounts payable or other liabilities;

          (o) Any change in any method of accounting or accounting policies of the Company, other than those required by GAAP, or any write-down in the accounts receivable of the Company other than in the Ordinary Course of Business;

          (p) Any change, election or revocation of a Tax election, accounting period, or method of accounting;

          (q) Any sale, license or transfer of any Intellectual Property other than in the Ordinary Course of Business; or

          (r) Any binding commitment or agreement by the Company, or a shareholder of the Company, to do any of the foregoing items (b) through (q).

     3.17 Permits; Compliance with Law.

          (a)  Except   as   explicitly   disclosed   as  a  breach  of  Law  on
               Schedule 3.17(a)  to this  Agreement,  the Company is current and
               ----------------
               has been at all times in compliance with all applicable statutes, laws, treaties, conventions, ordinances, decrees, orders, injunctions, rules, directives, or regulations of any Government ("Law") or the provisions of any Government permit, franchise, or
                -----
               license.

          (b)  Set forth on Schedule  3.17(b) is a complete and accurate list of
                            ----------------
               all authorizations, licenses and permits issued to and continued to be held by the Company from the Federal Communications Commission (the "FCC Licenses"). Each FCC License will be validly
                               -------------
               assigned to SRMZBCo. and such assignment shall not cause any lapse in enforceability or any restriction on use by the Company, greater than the restrictions imposed upon the Company prior to assignment. Each FCC License is and will remain valid, in full force and effect. The FCC Licenses include all licenses required to be obtained from the Federal Communications Commission as required to conduct the Business. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein do or will constitute or result in a default under or violation of any FCC License.

          (c) The Company holds all authorizations, licenses and permits (issued by any Government other than the Federal Communications Commission) required to conduct its Business, and each such authorization, license or permit is valid, in full force and effect, and listed on Schedule 3.17(c). Neither the execution of
                                     ----------------
               this Agreement nor the Closing do or will constitute or result in a default under or violation of any such authorization, permit or license.

          (d) The entire ownership interests of SRMZBCo. are owned by the Sellers in the same percentage ownership as the Company Shares were owned by the Sellers immediately prior to transfer of the FCC Licenses to SRMZBCo.

     3.18 Related Party Transactions.

          (a) No director, officer or affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such individual or entity owns any beneficial interest and, to the Knowledge of the Employee Sellers, no shareholder or employee of the Company, or any individual related by blood, marriage or adoption to any such individual, in any such case, is a party to any agreement, contract, commitment or other form of transaction or arrangement with the Company, written or oral, or has any interest in any of the Property, except as specifically disclosed on Schedule
                                                                        --------
               3.18(a) and which represent transactions conducted on arms-length
               ------
               terms.

          (b)  Except  as  specifically   disclosed  on  Schedule  3.18(b),   no
                                                         -----------------
               director, officer or affiliate of the Company and, to the Knowledge of the Employee Sellers, no shareholder or employee of the Company has any direct or indirect financial interest in any competitor with or supplier or customer of the Company; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market, shall not be deemed to be such a financial interest, provided that such person has no other connection or relationship with such competitor, supplier or customer.

     3.19 Bank Accounts of the  Company. Set forth on Schedule 3.19 is a list of
                                                      -------------
          the locations and numbers of all bank accounts, investment accounts and safe deposit boxes maintained by the Company, together with the names of all persons who are authorized signatories or have access thereto or control thereunder.

     3.20 Environmental, Health and Safety Matters.

          (a)  Except as set forth on Schedule 3.20(a),  all assets and property
                                      ---------------
               currently or previously owned, leased, operated, or used by the Company, or any of its predecessors in interest, or in connection with the  Business  ("Environmental  Property"),  all current and
                                    -------------------------
               previous  conditions on and uses of the  Environmental  Property, and all current and previous ownership and operations of the Environmental Property and of the Company (including without limitation transportation and disposal of Hazardous Materials (as hereinafter defined) by or for the Company) comply and have at all times complied, and do not cause, have not caused, and will not cause liability to be incurred by the Company under any current or past Law relating to the protection of health, safety or the environment, including without limitation: the Occupational Safety and Health Act, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation
               and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, as all may be amended from time to time, any comparable state or foreign law, and the common law, including the law of nuisance and strict liability (collectively, "Environmental Law"). Except
                                                    -------------------
               as set forth on Schedule 3.20(a), the Company is not in violation of and has never violated any Environmental Law.

          (b)  Except as set forth on Schedule 3.20(b), the Company has properly
                                      ---------------
               obtained and is in compliance with all necessary permits, registrations, approvals, and licenses ("Environmental Permits"),
                                                       -----------------------
               and has properly made all filings with and submissions to any Government or other authority required by any Environmental Law.
               Except as set forth on Schedule  3.20(b),  no  deficiencies  have
                                      -----------------
               been asserted by any such Government or authority with respect to such items.

          (c)  Except  as set forth on the  respective  subsection  of  Schedule
                                                                        --------
               3.20(c),  there has been no  spill,  discharge,  leak,  leaching,
               -------
               emission, migration, injection, disposal, escape, dumping, or release of any kind on, under or from the Environmental Property or by or on behalf of the Company of any (i) pollutants or contaminants, (ii) hazardous, toxic, infectious or radioactive substances, chemicals, materials or wastes (including without limitation those defined as hazardous under any Environmental
               Law), (iii) petroleum including crude oil or any derivative or fraction thereof, (iv) asbestos fibers, (v) solid wastes, (vi) silicia or (vii) mold ((i)-(vii), collectively, "Hazardous
                                                                       ---------
               Materials").
               -----------

          (d)  Except as set forth on Schedule 3.20(d),  there are and have been
                                      ----------------
               no (i) Hazardous Materials present, stored, disposed of, generated, manufactured, refined, transported, produced, or treated at, upon, or from the Environmental Property;
               (ii) ceramic or asbestos fibers or materials or polychlorinated biphenyls on, in or beneath the Environmental Property, or (iii) underground storage tanks on or beneath the Environmental Property.

          (e) The Company has delivered to Buyer, prior to the execution and delivery of this Agreement, complete copies of any and all
               (i) documents received by the Company from, or submitted by any of the shareholders, or the Company to the Environmental Protection Agency and/or any foreign, state, county or municipal environmental or health agency concerning the environmental condition of the Environmental Property or the effect of the operations of the Company on the environmental condition of the Environmental Property or any adjoining, adjacent or neighboring property and (ii) reviews, audits, reports, or other analyses concerning the Environmental Property, or any adjoining, adjacent or neighboring property, in the possession of the Company, its Affiliates, or their respective agents, consultants or attorneys.

          (f)  Except as set forth on  Schedule  3.20(f),  there  never has been
                                       ----------------
               pending or, to the Knowledge of the Employee Sellers, threatened against the Company, any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, lien, proceeding, hearing, study, inquiry or investigation based on or related to any Environmental Permits or an Environmental Law.

          (g)  Except as set forth on Schedule 3.20(g), no facts, circumstances,
                                      ---------------
               activities, incidents or conditions exist with respect to the Environmental Property or any property at which the Company arranged for the disposal, recycling or treatment of Hazardous Materials, that could reasonably be expected to: (i) result in the Company incurring any losses, liabilities or expenses under any Environmental Law or Environmental Permit; (ii) interfere with, prevent, or increase the costs of compliance or continued compliance with any Environmental Permits or any renewal or transfer thereof or any Environmental Law; (iii) make more stringent any restriction, limitation, requirement or condition under any Environmental Law or any Environmental Permit in connection with the operations on the Environmental Property.

          (h)  Set  forth on  Schedule  3.20(h),  is a list of all  sites  where
                              -----------------
               Company's Hazardous Materials may have been sent in the past, or are currently being sent for disposal, treatment, recycling or storage, including the address of each such site, and a description and estimate of the amount of the Hazardous Materials disposed of, treated, recycled or stored at each such site.

          (i)  Except as set  forth in  Schedule  3.20(i),  there is not nor has
                                        -----------------
               there been exposure or resulting consequences to any persons, including, without limitation, employees of the Company, to any Hazardous Materials stored, treated, generated or handled at the Environmental Property or in a product sold, distributed or disposed of by the Company.

          (j) The Company has complied with all Laws relating to the disposal of any batteries or related materials used its own operations, including without limitation any batteries or related materials acquired for incorporation into, delivery in connection with, or actually incorporated into, any Company Products.

          (k) The Company has never undertaken any responsibility for the renewal or disposal of batteries in Company Products sold to its customers and has provided all appropriate and necessary warnings and advisements to such customers regarding the disposal of batteries or related materials.

     3.21 Officer, Director, Employee, Consultant and Agent; Compensation.

          (a)  Set forth on  Schedule 3.21(a)  is a  complete  list of:  (i) all
                             ---------------
               current directors of the Company, (ii) all current officers (with office held) of the Company, (iii) all current employees other than temporary or so called "leased" employees (including each employee on leave of absence, including under Family Medical Leave Act, workers' compensation, disability, or other leave, paid or unpaid, or layoff status) of the Company employed in the United States, (iv) all current employees (including each employee on leave of absence, including under Family Medical Leave Act, workers' compensation, disability, or other leave, paid or unpaid, or layoff status) of the Company employed outside of the United States, if any, (v) all current paid independent contractors, consultants and agents to the Company,(vi) all temporary and leased employees, and (vii) each employee whose employment with the Company was terminated or otherwise ended during the last two years; together, in each case (i) through
               (vi) with a complete and accurate list of the following information: name, job title, employment location, birth date, date of hiring, pay type (exempt or non-exempt), EEOC codes, status (full-time, part-time, temporary or leased), whether on leave or active status, basis of permission to work in the United States (citizenship or otherwise), current compensation paid or payable and any change in compensation since January 1, 2004, vacation, sick or other leave that is accrued but unused, and service credited for purposes of vesting and eligibility to participate under any Plan. The temporary and "leased" employees are leased by the Company from a Person that is not an Affiliate or a related party of the Company or any Seller.

          (b)  Except as set forth on  Schedule 3.21(b):  (i) the Company is not
                                       ----------------
               indebted to any of its officers, directors, employees or consultants except for amounts due as normal salaries, wages, employee benefits and bonuses and in reimbursement of ordinary business expenses (including automobile usage, business travel and entertainment and communication expenses) on a basis consistent with past practices; and (ii) no officer, director, employee, independent contractor, consultant or agent of the Company is indebted to the Company except for advances for ordinary business expenses on a basis consistent with past practices.

          (c) All payments to agents, independent contractors, consultants and others made by the Company, or by a shareholder in connection with the Company, have been in payment of bona fide fees and commissions and not as bribes or as otherwise illegal or improper payments. All such payments have been made directly to the parties providing the services for which such payments were made, and no such payment has been paid in a manner intended to avoid currency controls or any party's Tax reporting or payment obligations. The Company has properly and accurately reflected on its books and records: (i) all compensation paid to and perquisites provided to or on behalf of its agents and employees; and (ii) all compensation and perquisites that are due and payable to such persons, but which have not been paid or provided at the Closing Date. Such compensation and perquisites have been properly and accurately disclosed in the Financial Statements and other public or private reports, records or filings of the Company, to the extent required by Law.

          (d) The Company is in compliance with the provisions of the Jobs Creation Act of 2004, and no "Supplemental Payments" have been made (or will be made by virtue of the transactions contemplated hereby) to any employee of the Company.

     3.22 Labor Matters.   Set  forth  on  Schedule  3.22  is  each   collective
                                           --------------
          bargaining, works council, union representation or similar agreement or arrangement to which the Company is or has been a party or by which it is or has been bound. Except as set forth on Schedule 3.22:
                                                          -------------

          (a) There is no organized labor strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Employee Sellers threatened against the Company;

          (b)  No  Person  holds  a  right  of  representation   respecting  the
               Company's employees;

          (c) No collective bargaining agreement is currently being negotiated and no organizing effort is currently being made with respect to the employees of the Company; and

          (d) None of the Company, or any of its respective agents, representatives or employees has committed any unfair labor practice, as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or, to the Knowledge of the Employee Sellers, threatened any charge or complaint against the Company by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution or consummation of this Agreement will not result in any such charge or complaint.

     3.23 ERISA and Employee Benefit Matters.

          (a)  Except as set forth on Schedule  3.23(a),  the  Company  does not
                                      ----------------
               have outstanding, or is it a party to, or subject to liability under: (i) any agreement, arrangement, plan, or policy, whether or not written and whether or not considered legally binding, that involves (A) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock appreciation, stock purchase, phantom stock, health, welfare, or incentive plan; or (B) welfare or "fringe" benefits, including without limitation vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (ii) any employment, consulting, engagement, or retainer agreement or arrangement ((i) and (ii) together the "Plans" and each item thereunder a "Plan").
                                      ------                             ----
               True,  correct,  and complete copies of all documents creating or
               evidencing  any  Plan  listed  on   Schedule 3.23(a)   have  bee
                                                   ----------------
               delivered to Buyer, including, without limitation, all plan documents, summary plan descriptions and related trust agreements, annuity contracts and other funding instruments. There are no negotiations, demands or proposals which are pending or, to the Knowledge of the Employee Sellers, threatened or which have been made since the Company's inception which concern matters now covered, or that would be covered, by the foregoing types of Plans. Except as set forth on Schedule 3.23(a), the
                                                         -----------------
               Company does not have outstanding nor is it a party to or subject to any liability under any agreement, arrangement, plan or policy subject to or entitled to grandfathered treatment under Code
               Section 409A and the regulations and other guidance issued thereunder.

          (b) Each Plan complies with, has been administered, operated and maintained in compliance with its terms, including but not limited to, distributing summary plan descriptions to employees, COBRA beneficiaries and alternate payees, as applicable, timely submission of employee and employer 401(k) contributions and timely COBRA notifications, and the Company does not have any direct or indirect liability for non-compliance under, the
               Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other Law applicable to any Plan. To the extent
                -------
               applicable with respect to each Plan, true, correct and complete copies of the three most recent Forms 5500 have been delivered to Buyer. Each Plan that is intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received or, if a prototype plan, its sponsor has received or is seeking a favorable determination letter from the Internal Revenue Service (a copy of which has been provided to Buyer) and related trusts have been determined to be exempt from taxation. Nothing has occurred that would cause, and, except as set forth in Schedule 3.23(b), no
                                                          -----------------
               Action is pending or threatened, which could result in the loss of such exemption or qualification.

          (c) The Company has not (i) made or had an obligation to make any contributions to any multi-employer plan (as defined in ERISA) or to any pension plan subject to the minimum funding standards of ERISA or Title IV of ERISA, (ii) been a member of a controlled group which contributed to or had an obligation to contribute to any such plans or (iii) been under common control with an employer which contributed to or had an obligation to contribute to any such plans.

          (d)  Except as set forth on  Schedule  3.23(d),  the  Company  has not
                                       ----------------
               terminated or taken any action to terminate any employee benefit plan, and no "reportable event" (as defined in ERISA) or "prohibited transaction" (as defined in the Code or ERISA) has occurred or, to the Knowledge of the Employee Sellers, is threatened to occur with respect to any Plan.

          (e)  The  Company  has  received  all  required   independent  auditor
               opinions on statements of assets and liabilities with respect to the Plans and such opinions have been delivered to the Buyer.

          (f)  Except as set forth on Schedule 3.23(f), all of the Plans, to the
                                      ---------------
               extent applicable, are in compliance with the continuation of health benefit provisions contained in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and with
                                                              -------
               Section 1862(b)(4)(A)(i) of the Social Security Act, and the Company does not have any liability for any excise Tax imposed by Code Section 5000. True, correct and complete copies of the most recent notification to employees of their COBRA rights and form of letter(s) distributed upon the occurrence of a qualifying event have been delivered to Buyer. Other than as required by COBRA, the Company does not have any liability or obligation to provide life, medical or other welfare benefits to former or retired employees.

          (g)  With  respect to any Plan  which is a welfare  plan as defined in
               Section 3(1) of ERISA: (i) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; and (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or Buyer to a Tax under Code Section 4976(a).

          (h) Full payment has been made of all amounts due under each of the Plans and to each person employed or formerly employed by the Company that are required under the terms of the Plans, and full payment will be made of all amounts that are required to be so paid through the Closing Date.

          (i)  Except as set forth on Schedule 3.23(i),  all contributions  with
                                      ----------------
               respect to the Plans for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) will be made prior to the Closing Date by the Company and all members of the controlled group in accordance with past practice and the recommended contribution in the applicable actuarial report.

          (j)  All insurance premiums (including premiums to the Pension Benefit
               Guaranty  Corporation  (the  "PBGC"))  have  been  paid in  full,
                                            ------
               subject only to normal retrospective  adjustments in the ordinary course, to the extent applicable to the Plans for policy years or other applicable policy periods ending on or before the Closing Date.

          (k) There will be no incidence of (i) acceleration of vesting under, or payment of benefits from, the Plans, (ii) severance payments,
               (iii) change in control payments which would be characterized as "excess parachute payments" under Section 280G of the Code, or
               (iv) any other termination benefits for which Buyer or the Company will be responsible as a consequence of the transactions contemplated hereby.

          (l)  Except as described on Schedule 3.23(l),  there is no pending or,
                                      ----------------
               to the Knowledge of the Employee Sellers, threatened legal action, proceeding or investigation against or involving any Plan described in Schedule 3.23(l) hereof and there is no basis for
                             ----------------
               any such legal action, proceeding or investigation. None of the Company, or any of its directors, officers, employees or any other fiduciary has any liability for failure to comply with ERISA, the Code or any other applicable Law for any action or failure to act in connection with the administration or investment of any Plan. The Company does not have any liability by virtue of its being a member of a controlled group with a person who has liability under the Code or ERISA. The Company has no liability in connection with its reporting or withholding obligations under the Code with respect to the payment of benefits from the Plans.

          (m) All expenses and liabilities relating to all of the Plans described on Schedule 3.23(a) have been, and will be on the
                              ----------------
               Closing Date, fully and properly accrued on the Company's books and records, as applicable, and the Financial Statements reflect all of such liabilities in a manner satisfying the requirements of Financial Accounting Standards 87 and 88. The statements of assets and liabilities of the Plans as of the end of the most recent three fiscal years for which information is available, and the statements of changes in fund balances, financial position and net assets available for benefits under such Plans for such fiscal years, copies of which have been certified by the Company and furnished to Buyer, fairly present the financial condition of such Plans as of such date and the results of operations thereof for the year ended on such date, all in accordance with GAAP applied on a consistent basis, and the actuarial assumptions used for funding purposes have not been changed since the last written report of actuaries on such Plans, which written reports have been furnished to Buyer.

          (n) Each Plan (including any funding instrument thereunder) is legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of the Company thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Buyer at or after the Closing without the consent or agreement of any other party. Each Plan (including any Plan covering former employees of the Company) may be unilaterally amended, varied, modified or terminated in whole or in part by the Company or Buyer on or at any time after the Closing Date, subject to the requirements of applicable law.

          (o) The Company does not maintain or contribute to any employee welfare benefit plan that provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than as required by Section 4980B of the Code.

          (p) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company under any contractual arrangement currently in effect, determined as if the Company were a publicly held corporation within the meaning of Section 162(m)(2).

          (q) The Company does not maintain any Plan or other benefit arrangement covering any employee or former employee outside of the United States and has never been obligated to contribute to any such plan.

     3.24 Overtime, Back Wages, Vacation and Minimum Wage. Except as set forth in Schedule 3.24, no present or former employee of the Company has
              --------------
          given notice to the Company, as applicable, of, and there is no valid basis for, any claim against the Company (whether under Law, any employment agreement or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit sharing Plans) for any period other than the current payroll period, (c) wages or salary for time necessary to don protective clothing or equipment, (d) vacation, sick or other time off, or pay in lieu of vacation, sick or other time off, other than that earned in respect of the current fiscal year, or (e) any violation of any Law relating to minimum wages, child labor or maximum hours of work.

     3.25 Discrimination.

          (a)  Except  as set  forth  on  Schedule  3.25(a),  since  its date of
                                          -----------------
               incorporation, the Company has not received any written notice from any Government entity alleging discrimination in employment or employment practices, and no such claim, notice of claim, charge or lawsuit is pending or, to the Knowledge of the Employee Sellers, threatened against the Company.

          (b) Except for the Company's customer Contracts that obligate the Company to indemnify its customers and except as otherwise set forth on Schedule 3.25(b), the Company does not have any
                          -----------------
               outstanding Contracts or obligations to indemnify any person for violation of the Laws and standards set forth in this Section.

     3.26 Workers' Compensation.

          (a)  Schedule 3.26(a) sets forth a true,  correct and complete list of
               ---------------
               all workers compensation claims against the Company made over the three years preceding the date hereof, and all other older claims currently pending, and there have never been any workers compensation claims against the Company relating to the use or existence of asbestos or lead in any of the Company's products.

          (b) Except for the Company's customer Contracts that obligate the Company to indemnify its customers and except as otherwise set forth on Schedule 3.26(b), the Company does not have any
                          -----------------
               outstanding Contracts or obligations to indemnify any person for violation of the Laws and standards set forth in this Section.

     3.27 Customers and Suppliers. Schedule 3.27 sets forth a true, complete and
                                   -------------
          correct list, by company, of the 10 largest customers of the Company and the 10 largest suppliers (including subcontractors to the Company under any Contracts) of the Company, by volume of sales and purchases, respectively (by dollar volume) for each of the years ended December 31, 2003, 2004 and 2005. Except as disclosed on Schedule
                                                                        --------
          3.27,  the  Company  has not  received  any  written  notice  from any
          ----
          supplier of the Company  (including those listed on  Schedule 3.27) to
                                                               -------------
          the effect that any such supplier will stop or decrease the rate of supplying materials, products or services to the Company. Except as disclosed on Schedule 3.27, the Company has not received any written
                       --------------
          notice from any  customer of the Company  (including  those  listed on
          Schedule 3.27)  to the effect that such customer will stop or decrease
          -------------
          the rate of buying materials, services or products from the Company.

     3.28 Foreign Operations and Export Control. At all times, the Company has acted:

          (a)  pursuant   to  valid   qualifications   to  do  business  in  all
               jurisdictions outside the United States where such qualification is required by local Law;

          (b) in compliance with all applicable foreign Laws, including without limitation Laws relating to foreign investment, foreign exchange control, immigration, employment, import, export and taxation;

          (c) without notice of violation of and in compliance with all relevant anti-boycott laws, regulations and guidelines, including without limitation Section 999 of the Code and regulations and guidelines issued pursuant thereto and the Export Administration Regulations administered by the U.S. Department of Commerce, as amended from time to time, including all reporting requirements;

          (d) without violation of any import or export control or sanctions laws, orders or regulations, including without limitation the Export Administration Regulation administrated by the U.S. Department of Commerce and sanctions and embargo executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, as amended from time to time, and without violation and in compliance with any required export or reexport licenses or authorizations granted under such laws, regulations or orders, which licenses or authorizations are described in Schedule 3.28; and
                            -------------

          (e) without violation of the Foreign Corrupt Practices Act of 1977, as amended or other anti-corruption laws of any Government.

     3.29 Brokers.  Except as set forth in  Schedule  3.29,  no finder,  broker,
                                            --------------
          agent, or other intermediary, acting on behalf of the Company or the Employee Sellers, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Neither the Company, nor any of the Employee Sellers is
          subject to any letter of intent, agreement, understanding or commitment with any third party (other than Buyer) or its agents representatives, written or unwritten, regarding any offer, proposal, or indication of interest involving the purchase, sale or transfer (including but not limited to, by means of a merger, recapitalization, joint venture or the like) of all or a controlling portion of the capital stock of the Company or all or a material portion of the Business or assets of the Company, and the Company and the Employee Sellers have discontinued any negotiations with and furnishing of information to any such third party or its agents or representatives.

     3.30 Disclosure of all Material Matters. Neither this Agreement nor any of the schedules, attachments or the Exhibits hereto or any agreements contemplated hereby contain any untrue statement of material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Employee Sellers, there is no fact which has not been disclosed to Buyer which has had or could reasonably be anticipated to have a Company Material Adverse Effect or Company Material Adverse Change.

     3.31 Product and Service Warranties.

          (a)  Set forth in Schedule  3.31(a) are the standard  forms of product
                            ----------------
               and service warranties and guarantees used by the Company and copies of all other outstanding product and service warranties and guarantees. No product or service warranties or guaranties have been orally authorized or made containing terms less favorable to the Company than the terms of the forms of product and service warranties and guarantees set forth in Schedule
                                                                        --------
               3.31(a). No oral warranties or guaranties have been authorized or
               -------
               made by the Company relating to the life of batteries in the Company Products or the replacement, renewal or disposal of such batteries.

          (b)  Except as set forth in  Schedule  3.31(b),  since  September  30,
                                       -----------------
               2005, no product or service warranty or similar claims have been made against the Company except routine claims as to which, in the aggregate, losses and expenses in respect of service costs and repair or replacement of merchandise do not and will not exceed the amount of the reserve for warranties on the Balance Sheet. The aggregate loss and expense attributable to all product or service warranty and similar claims now pending or hereafter asserted with respect to services performed and products manufactured on or prior to the Closing Date will not exceed $500,000.

          3.32 Product Liability  Claims.  Except as set forth in Schedule 3.32,
                                                                  -------------
               none of the Employee Sellers and/or the Company has received notice or information as to any claim or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any services provided or products manufactured, sold, distributed or otherwise put in commerce by or in connection with any service provided by the Company or its employees. Schedule
                                                                        --------
               3.32  accurately  and  completely   describes  all  such  claims,
               ----
               together in each case with the date such claim was made, the amount claimed, the disposition or status of such claim (including settlement or judgment amount), and the amount of attorney's fees incurred in connection with such claim. The aggregate loss and expense attributable to any and all such claims and allegations with respect to products manufactured, sold, distributed or put in commerce or services provided on or prior to the Closing Date which are asserted after the date of this Agreement will not exceed the amount of the reserve for such claims on the Balance Sheet, exclusive of any recovery under any insurance policy as provided in Section 9.2(d). The Company has maintained "occurrence based" product liability insurance in effect for the entire five year period prior to the Closing Date in amounts reasonably appropriate for the Company.

          3.33 Product Safety Authorities. Neither the Company nor any Seller has been required to file any notification or other report with or provide information to any Government or product safety standards group concerning actual or potential defects or hazards with respect to any services performed or products manufactured, sold, distributed or put in commerce by the Company, and to the Knowledge of the Employee Sellers there exist no grounds for the recall of any such products.

          3.34 Product Standards. The Company has not manufactured for commercial supply, marketed, sold or supplied any product which was at the time not compliant with its standard terms and conditions of sale and the Company at all times has complied with any applicable Customer requirements regarding standards applicable to the manufacture, marketing, sale or supply of any such product.

          3.35 Backlog.  Set forth in Schedule  3.35 is a list of the  Company's
                                      --------------
               backlog of unfilled customer orders as of January 31, 2006. Such backlog is valid and bona fide and represents customer orders received by the Company in the Ordinary Course of Business which the Company reasonably expects to fulfill within 12 months.

          3.36 PG&E Contract Requirements.

               (a)  Set forth on  Schedule  3.36(a) is a complete  and  accurate
                                  -----------------
                    list of (i) all substantial changes required in the materials used or methods to be employed by the Company in its business and/or manufacturing processes and methods, and
                    (ii) all new, enhanced or other property or property rights, including Intellectual Property or other assets of the Company, and (iii) all authorizations, licenses and permits (including licenses to be issued by the Federal Communications Commission), all as required by the Company to fulfill its obligations under the PG&E Contract (collectively, "PG&E Requirements").
                                   -------------------

               (b)  Except  as set for on  Schedule  3.36(b),  the  Company  (i)
                                           -----------------
                    currently possesses and owns or otherwise has the right to use all the PG&E Requirements and (ii) has completed development, acquisition and installation of the PG&E Requirements and all necessary testing related to the PG&E Requirements. The PG&E Requirements other than those set forth on Schedule 3.36(b) shall be referred to as "Fulfilled
                                      ------                          ----------
                    PG&E Requirements."
                    -------------------

        ARTICLE IV.     REPRESENTATIONS AND WARRANTIES OF NON-EMPLOYEE SELLERS
                        ------------------------------------------------------

          Each Non-Employee Seller severally (and not jointly and severally with any other Sellers) hereby makes the following representations and warranties to Buyer (except for the Representation set forth in Section 4.1 which is made solely by the Trustee on behalf of the ADLT Trust), each of which is true and correct on the date hereof, shall be true and correct on the Closing Date, and shall survive the Closing as provided in Section 9.1.

     4.1 Power and Authority of ADLT Trustee. The ADLT Class 7 Liquidating Trust (the "ADLT Trust") was duly formed under the laws of the State
                     -------------
          of Illinois. Bridge Associates, LLC, a Delaware limited liability company (the "Trustee") is the duly appointed and acting trustee of
                        ---------
          the ADLT Trust. The ADLT Trust was created under a Trust Agreement dated December 10, 2003 pursuant to Section 3.12 of the Fourth Amended Chapter 11 Plan of Reorganization of Venture Lighting International, Inc. et al., as confirmed by the Order of the United States Bankruptcy Court, Northern District, Eastern Division of Illinois in Case No. 03-5255.

     4.2  Title to Shares; Enforceability; No Violation of Existing Agreements.

          (a)  Schedule  3.3(a)  lists the Company  Common Stock and the Company
               ---------------
               Preferred Stock and the number of Company Shares owned by such Non-Employee Seller, and such Non-Employee Seller is the owner of no other Company Shares other than those so listed. Each Non-Employee Seller severally represents and warrants that he, she or it is the sole holder of record and beneficial owner of all the Company Shares attributed to such Non-Employee Seller on
               Schedule  3.3(a),  with all  rights to vote such  Company  Shares
               ----------------
               without restriction and that such Non-Employee Seller owns such Company Shares free and clear of any Liens, except for the Liens contained in the agreements listed on Schedule 3.3(a).
                                                     ---------------

          (b) Such Non-Employee Seller severally represents and warrants that he, she or it has the power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby.

          (c) Other than the approvals required by the HSR Act, and the Liens which will terminate in connection with the termination and release of the Terminating Agreements, and except as otherwise set forth on Schedule 3.3(c), no permit, consent, waiver,
                               ----------------
               approval or authorization of, or declaration to or filing or registration with, any Government authority or third party is required in connection with the execution, delivery or performance of this Agreement by such Non-Employee Seller or the consummation by such Non-Employee Seller of the transactions contemplated hereby.

          (d) This Agreement has been duly executed and delivered by such Non-Employee Seller and constitutes a legal, valid and binding obligation of such Non-Employee Seller, enforceable against such Non-Employee Seller in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general principles of public policy and equity (regardless of whether considered in a proceeding in equity or law).

          (e) Such Non-Employee Seller is not a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction, or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would (i) except for Liens which will terminate on Closing through debt discharge or otherwise as set forth on Schedule 3.3(e) and except as otherwise set forth on
                         ---------------
               Schedule 3.3(e),  conflict with or be breached or violated or the
               ---------------
               obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by them of this Agreement. Except for Liens which will terminate on Closing through debt discharge or otherwise as set forth on Schedule 3.3(e) and except as otherwise set forth on
                            --------------
               Schedule  3.3(e),  no waiver or  consent  of any third  person or
               ----------------
               governmental authority is required for the execution by such Non-Employee Seller of this Agreement, or the consummation by such Non-Employee Seller of the transactions contemplated by this Agreement. The execution of this Agreement by Non-Employee
               Sellers and the consummation of the transactions contemplated hereby will not result in the creation of any Liens against the Company Shares, the Company, Non-Employee Sellers or any of the respective properties or assets of the Company.

          4.3 Related Party Transactions(a) . Except for the Amended and Restated Shareholders Agreement dated July 9, 2002 among the Company, Advanced Lighting Technologies, Inc., Strength Capital Partners, LP and Lawrence M. Sears and assumed by the Trustee, neither of the Non-Employee Sellers are parties to any agreement, contract, commitment or other form of transaction or arrangement with the Company, written or oral, or has any interest in any of the Property. Neither of the Non-Employee Sellers own any direct or indirect financial interest in any competitor with or supplier or customer of the Company.

          4.4 Brokers. No finder, broker, agent, or other intermediary, acting on behalf of any Non-Employee Seller, is entitled to a commission, fee or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any other of the transactions contemplated hereby other than that Algon Capital which will be paid by the ADLT Trust.



                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

          Buyer hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof, shall be true and correct on the Closing Date, and shall survive the Closing as provided in Section 9.1.

     5.1 Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver this Agreement and the Related Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and any applicable Related Agreements by Buyer has been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     5.2 Consents. Other than the approvals required under the HSR Act, no waiver or consent of any third person or Government is required for the execution by Buyer of this Agreement or any applicable Related Agreement or the consummation by Buyer of the transactions contemplated hereby.

     5.3 Brokers, Finders. No finder, broker, agent, or other intermediary acting on behalf of Buyer, directly or indirectly, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any applicable Related Agreement or any of the transactions contemplated hereby.

                                  ARTICLE VI.
                            COVENANTS NOT TO COMPETE
                            ------------------------

          In consideration of the Cash Purchase Price and the consummation of the transactions contemplated hereby:

     6.1 Non-Compete; Non-Solicit. Each Employee Seller agrees that he or she shall not:

          (a) Directly or indirectly through any entity other than the Company, as a principal, employee, partner, shareholder, member, officer, director, agent or otherwise, compete, assist in or provide financial resources to any activity which competes with the Business anywhere in the world during the Restrictive Period; provided, however, that the running of such time period shall be tolled during any period of time during which such Employee Seller violates the provisions of this paragraph; provided, that the foregoing shall not prohibit such Employee Seller from owning 2% or less of the outstanding equity securities of a publicly traded entity;

          (b) Use or disclose to anyone except authorized personnel of the Company any trade secrets or confidential matters concerning the Company, including, without limitation, secrets, customer lists and credit records, employee data, sales representatives and their territories, mailing lists, consultant arrangements, pricing policies, operational methods, marketing plans or strategies, product development and techniques or plans, research and development programs and plans, business acquisition plans, new personnel acquisition plans, designs and design projects, any Intellectual Property (unless previously publicly disclosed in a manner which would not and does not constitute a breach of this Agreement or any other relevant agreement) and any other research or business information concerning the Company which the Company currently treats as confidential (whether or not a trade secret under applicable law); or

          (c) Directly or indirectly, for the Restrictive Period, solicit, encourage to leave employment, or hire any officer or employee of the Company or any person who at the time of proposed hire by such Seller had been an officer or employee of the Company within the previous 12 months, or induce or attempt to induce, or assist anyone else to induce or attempt to induce, any customer of the Company to reduce or discontinue its business with the Company or disclose to anyone else the name and/or requirements of any such customer.

     6.2 Enforceability. Each Employee Seller acknowledges that the foregoing restrictions are reasonable and agrees that in the event of any breach thereof the harm to Buyer and the Company will be irreparable and without adequate remedy at law and therefore that injunctive relief with respect thereto will be appropriate. In the event that a court of competent jurisdiction determines, in an Action brought by or on behalf of Buyer or the Company, that any of the foregoing provisions are unenforceable as stated, the Parties intend that such restrictions be modified to permit the maximum enforceable restriction on each Seller's competition with the Company.

     6.3  Time Period.  For  purposes of this  Agreement,  "Restrictive  Period"
                                                           ---------------------
          shall mean a period of 4 consecutive years from and after the Closing Date.

                                  ARTICLE VII.
                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

     7.1 Confidentiality. The Sellers will not make any public disclosure of the terms hereof or issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without the prior written consent of Buyer, not to be unreasonably withheld, delayed or conditioned, except as may be required by applicable requirements of Laws or by obligations pursuant to any listing agreement with any national securities exchange or quotation system. Each Seller agrees that he, she or it shall not use or disclose to anyone except authorized personnel of the Company, Buyer or its Affiliates, and only as reasonably necessary in the performance of his or her duties on behalf of the Company, Buyer or its Affiliates, whether or not for his, her or its own benefit or otherwise, any trade secrets or confidential matters concerning the Company, including, without limitation, secrets, customer lists and credit records, employee data, sales representatives and their territories, mailing lists, consultant arrangements, pricing policies, marketing plans or strategies, product development and techniques or plans, research and development programs and plans, business acquisition plans, new personnel acquisition plans, designs and design projects, and any Intellectual Property (unless previously publicly disclosed in a manner which would not and does not constitute a breach of this Agreement or any other relevant agreement) which the Company currently treats (or after the Closing treats) as confidential (whether or not a trade secret under applicable law).

     7.2 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby provided that no Party shall be required to incur any additional economic burden in complying with this Section.

     7.3  Taxes.

          (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Employee Sellers when due, and Employee Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) Employee Sellers shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns relating to Taxes imposed upon or related to income or gross income (but not gross receipts) ("Income Tax Returns") of the Company for any Taxable
                           ---------------------
               period  ending  on  or  before  the  Closing  Date  ("Pre-Closing
                                                                    ------------
               Periods").  Such Income Tax Returns  will be prepared in a manner
               --------
               consistent with prior Tax Returns of the Company to the extent permitted by applicable law. Employee Sellers shall permit Buyer to review and comment on such Tax Returns prior to filing. All other Tax Returns of the Company due after the Closing Date shall be prepared by Buyer. Notwithstanding anything in this Agreement to the contrary, all Taxes payable with respect to all Tax Returns for Pre-Closing Periods shall be borne by the Employee Sellers and promptly remitted to Buyer to the extent such Taxes exceed the liabilities for such Taxes accrued on the Closing Balance Sheet and taken into account in computing the Working Capital Adjustment.

          (c) Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company for Taxable periods commencing on or prior to the Closing Date and ending after the Closing Date (a "Straddle Period"). The portion of any Straddle
                               ------------------
               Period  Tax that is  allocable  to  Employee  Sellers  (a "Seller
                                                                         -------
               Period")  shall be (i) in the case of  Taxes  that are  (x) based
               -------
               upon or related to income or receipts, (y) imposed in connection with the sale or other transfer or assignment of property (real or personal, tangible or intangible), (z) employment, social security or other similar Taxes, deemed equal to the amount which would be payable if the taxable year ended at the end of the Closing Date; and (ii) in the case of Taxes imposed on a periodic basis with respect to any assets or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending at the end of the Closing Date and the denominator of which is the number of calendar days in the entire taxable period. Any amounts payable by Employee Sellers, reduced by any liability for such Tax to the extent such Taxes exceed the liabilities for such Taxes accrued on the Closing Balance Sheet and taken into account in computing the Working Capital Adjustment, shall be paid to Buyer within fifteen (15) days after the date on which such Taxes are paid with respect to such periods. Each Party shall be responsible for their own cost with respect to the preparation of Tax Returns for which such Party is responsible for preparing.

          (d) Buyer or the Company may file such change of address notices with respect to Tax Returns, filed or unfiled, as may be deemed appropriate. Buyer and Employee Sellers agree to give each other prompt written notice in the event either party receives any written notification from the IRS relating to any audit of the any Tax Returns for any period ending on or before the Closing, provided however, a party shall be deemed to have violated this covenant only to the extent such failure impairs or otherwise prejudices the other party's rights granted herein or its ability to respond to such audit notification. Buyer and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practical, such information (including reasonable access to books and records, Tax Returns and Tax filings) and assistance as is reasonably necessary for the filing of any Tax Return, the conduct of any Tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any Tax matter. Buyer and Employee Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
               Section 7.3. Any Tax audit or other Tax proceeding shall be deemed to be a Third Person claim subject to the procedures set forth in Article VIII of this Agreement. For purposes of indemnification claims relating to Taxes, a taxing authority shall be deemed a third party.

          (e) Within 120 days after Closing, the Employee Sellers shall deliver to Buyer a Tax balance sheet for the Company as of December 31, 2005. Such Schedule shall be true, correct and complete in all material respects.

     7.4  Employee Sellers' Representative; Actions.

          (a) Employee Sellers hereby appoint Martin Zucker as the representative of Employee Sellers (the "Representative"), to be
                                                       ----------------
               their true and lawful attorney-in-fact for all matters in connection with this Agreement, including without limitation the acceptance of any claim by Buyer, and the compromise of any disputes between Buyer and Employee Sellers relating to this Agreement. The Representative will act on behalf of Employee Sellers with respect to all matters requiring action by the Employee Sellers under this Agreement. The Representative hereby accepts such appointment. In the event of the incapacity of Martin Zucker, a successor Representative will be appointed by Buyer and such Employee Sellers which are former holders of a majority of the Company Shares.

          (b) The Representative shall take all actions required to be taken by Employee Sellers or the Representative under this Agreement and may take any action contemplated by this Agreement. By giving
               notice  to  the   Representative   in  the  manner   provided  by
               Section 10.1, Buyer shall be deemed to have given notice to all Employee Sellers. Any action taken by the Representative may be considered by Buyer to be the action of Employee Sellers for whom such action was taken for all purposes of this Agreement. Further, to the extent the terms of this Agreement allow Buyer to satisfy any obligation owed by Buyer to the Employee Sellers by provision of notice, payment or other obligation to the
               Representative, Buyer shall be entitled to consider such obligation discharged in full upon such provision of notice, payment or other obligation.

          (c) In the event that Buyer gives notice to the Representative of a claim for which indemnification may be sought, the Representative shall have the authority to determine, in his or her sole judgment, whether to retain counsel (and to select that counsel) to protect Employee Sellers' interests, whether to assume the defense of or otherwise to control the handling of the claim, whether to consent to indemnification and to make all other decisions required to be made by Employee Sellers pursuant to this Agreement, including without limitation whether to consent or withhold his or her consent to any settlement or compromise of a claim.

          (d) The Representative shall not be liable to any Seller for any act or omission taken pursuant to or in conjunction with this Agreement, except for his or her own gross negligence or willful misconduct. Employee Sellers shall indemnify and hold the Representative, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) which may arise out of any action taken or omitted by him or her as Representative in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Representative.

          (e) The Representative agrees that within a reasonable time after receipt of notice of a claim, he or she shall give each Seller notice of same and shall from time to time keep Employee Sellers apprised as to developments with respect to such claim. Such notices shall be sent to Employee Sellers at their respective addresses as may be communicated to the Representative in writing by Employee Sellers.

     7.5  Regulatory and Other Authorizations; Consents.

          (a) The Parties have each filed a notification and report form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement. The Parties agree to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Buyer shall be responsible for all of the filing fees associated with such filings under the HSR Act.

          (b)  Each  Party  shall  promptly  notify  the  other  Parties  of any communication it receives from any Government relating to the matters that are the subject of this Agreement. Sellers will permit counsel for Buyer to review in advance any proposed communication by Sellers with any Government. Each Party shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Government or members of its staff, on the other hand, subject to Section 7.1. Sellers shall not agree to participate in any meeting with any Government in respect of any such filings, investigation or other inquiry unless it consults with Buyer in advance and, to the extent permitted by such Government, gives Buyer the opportunity to attend and participate at such meeting. Subject to the Letter of Intent by and among Buyer and Sellers dated December 2, 2005 (the "Confidentiality
                                                                ----------------
               Agreement")  and to Section 7.1, the Parties will  coordinate and
               ----------
               cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing..

          (c) Each Party agrees to cooperate in obtaining any other consents and approvals that may be required in connection with the transactions contemplated by this Agreement and the other agreements executed in connection herewith; provided, however, that neither Party shall be required to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent or approval.

     7.6  Buyers Post-Closing Covenants.

          (a) Buyer agrees that, for a period of 5 years following the Closing Date, Buyer will use commercially reasonable efforts to fund or otherwise obtain funding for the automatic meter reading research and development expenses of the Company at levels equal to or greater than $2,000,000.

          (b) Within six months following the Closing Date, Buyer agrees to, or cause the Company to, establish in the name of the Company and Lawrence Sears, to an Endowment Fund for Case Western Reserve University's Case School of Engineering in the aggregate amount of $500,000 for engineering studies. Buyer agrees to permit Lawrence Sears to serve as the donor representative in all dealings with the University. Lawrence Sears agrees that the name of the Company will be publicly associated with this endowment.

          (c) As soon as practicable, but not later than one year following the Closing Date, Buyer or one or more of its Affiliates shall establish a charitable foundation (or cause a separate fund at the ESCO Technologies Foundation to be established) with aggregate contributions of One Million Dollars ($1,000,000) to be utilized to make scholarship awards for post-secondary education for the benefit of eligible dependents of persons employed by the Company on the Closing Date. The criteria for granting scholarship awards and establishing the terms of the charitable foundation shall comply with the requirements set forth in Sections 117, 170 and 501 of the Code.

          (d) Within sixty days of the Closing Date, Buyer agrees to cause the Company to create a $1 million cash retention plan (the "Cash
                                                                           -----
               Retention  Plan") to be utilized for the retention and benefit of
               ---------------
               certain key non-executive employees of the Company in the form of incentive awards ("Awards"). Awards shall vest and be payable to
                                 -------
               the specified employees ratably on the first, second and third anniversaries of the Closing Date, if such employee remains employed by the Company on such anniversary dates. For clarification, thirty-three percent (33.3%) of each Award shall vest on each anniversary date. The allocation of the Awards among the qualified employees will be determined by agreement between the Buyer and the Employee Sellers. The Company shall pay the vested amounts of the Awards to employees within ninety days following each anniversary date.

          (e) Within one year of the Closing Date, the Buyer agrees to establish an Advanced Metering Technology Committee (the "AMT
                                                                            ----
               Committee")  within the  organization  of the Buyer or one of its
               ----------
               Affiliates. The Buyer agrees to cause the Company to fund activities of the AMT Committee at the rate of $200,000 per year for each year of its initial three year charter and to conduct any activities deemed appropriate by the AMT Committee to further develop automated meter reading technologies. The Buyer will designate all members of the AMT Committee, except that it shall include Lawrence Sears on the AMT Committee.

          (f) Buyer agrees to cause the Company and/or one of Buyer's Affiliates to establish an internship program to develop and train technology interns and employees and assist in technological advances and staffing of Buyer's Affiliates that operate in the advanced metering industry.

     7.7  Sellers Releases; Additional Information.

          (a) The Sellers hereby release the Company, the Buyer and each of their respective Affiliates from any and all claims, obligations or liabilities of any nature arising out of or related to the Prior Employment Agreements, the Shareholder Agreements, the Strength Capital Warrant, the indemnification obligations set forth in Article IV of the Third Amended and Restated Regulations of the Company, the Indemnification Agreements and any agreements relating to the subject matter thereof, and all such agreements are hereby deemed void and of no further force and effect. "Prior
                                                                          ------
               Employment  Agreements"  shall mean (i) that  certain  Employment
               -----------------------
               Agreement  (Amended  and  Restated)  dated  November 16, 2004 and effective  November  1, 2003  between the Company and Gary Moore,
               (ii) that certain Employment Agreement effective January 1, 2004 between the Company and Richard Riccardi and (iii) that certain Employment Agreement effective January 1, 2004 between the Company and Martin Zucker. "Indemnification Agreements" shall
                                            ----------------------------
               mean each of (i) any indemnification agreement between the Company and Lawrence Sears, (ii) that certain Indemnification Agreement dated November 1, 2004 between the Company and Gary Moore, (iii) that certain Indemnification Agreement dated July 9, 2001 between the Company and Richard Riccardi and (iv) that certain Indemnification Agreement dated August, 1998 between the Company and Martin Zucker. "Shareholder Agreements" shall mean:
                                           ------------------------
               (i) that certain Employee Shareholder Agreement dated November 15, 2004 between the Company and Gary Moore (ii) that certain Employee Shareholder Agreement dated April 24, 2002 between the Company and Richard Riccardi (iii) that certain Employee Shareholder Agreement dated April 24, 2002 between the Company and Martin Zucker (iv) that certain Amended and Restated Shareholders Agreement dated July 9, 2002 among the Company, Advanced Lighting Technologies, Inc., Strength Capital Partners, L.P. and Lawrence M. Sears and (v) that certain Registration Rights Agreement dated July 9, 2001 between the Company and Strength Capital Partners, L.P. "Strength Capital Warrant" shall
                                                --------------------------
               mean the warrant issued to Strength Capital Partners, L.P. dated July 9, 2001. The Buyer agrees to cause the Company to accept all releases set forth in this Section 7.7.

          (b) The Employee Sellers hereby release the Company, the Buyer and each of their respective Affiliates from any and all claims, obligations or liabilities of any nature arising out of or related to the 2001 and 2004 Stock Option Plans, any awards thereunder and any prior agreements relating to the subject matter thereof and all such agreements are hereby deemed void and of no further force and effect.

          (c) The Sellers, each in their capacity as a shareholder of the Company acting by unanimous written consent, hereby ratify all prior acts of the shareholders and directors of the Company and all other acts of the Company and its Affiliates, and each Seller hereby releases the Company, the Buyer and each of their respective Affiliates from any and all claims, obligations or liabilities of any nature arising out of or related to such prior acts of the shareholders and directors of the Company and all other acts of the Company and its Affiliates.

     7.8 Notification of Certain Matters. The Sellers shall give prompt notice to Buyer if any of the following occur after the date of this
          Agreement: (i) any notice of, or other communication relating to, a default or event, occurrence, fact, condition, change, development or effect ("Event") which, with notice or lapse of time or both, would
                   -------
          become a default under any Contract  listed on Schedules  3.11(a)-(n);
                                                         ----------------------
          (ii) receipt of any notice or other communication from any third party alleging that the consent, approval, waiver or authorization of, notice to or declaration or filing with, such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any Government authority in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an event which would have a Company Material Adverse Effect (as defined below) or Company Material Adverse Change (as defined below); (v) the commencement or threat of any Action involving or affecting the Company, or any of its Property which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the transactions contemplated by this Agreement or any material development in connection with any Action disclosed by the Company in or pursuant to this Agreement; and (vi) the occurrence of any Event that would cause a breach by the Sellers of any provision of this Agreement, including such a breach that would occur if such Event had taken place on or prior to the date of this Agreement. "Company Material Adverse Change"
                                               ---------------------------------
          and "Company  Material Adverse Effect" means any change or effect that
              ---------------------------------
          is or could reasonably be expected to be materially adverse to the Business, operations, assets, liabilities, employee relationships, earnings or results of operations, or the business prospects or condition (financial or otherwise), of the Company, but shall be deemed to exclude any adverse change or effect to the extent resulting from matters, which are of a general economic nature, that affect the industry in which the Company operates.

     7.9 Insurance Policies. Buyer will not, and will cause the Company not to, cancel any fully paid Director and Officer, E&O or warranty and representation insurance policy purchased by the Employee Sellers, if any, in connection with this Agreement or the transactions contemplated hereby.

     7.10 FCC Licenses. The Sellers hereby agree to transfer all their right, title and interests in the ownership interests in SRMZBCo. to the Company or, at the sole election and discretion of the Company, to cause SRMZBCo. to transfer all its right, title and interests in the FCC Licenses to the Company within 5 Business Days of receipt by SRMZBCo. of approval of such transfer from the Federal Communications Commission, or otherwise within 10 Business Days or receipt of written demand by the Company. All such transfers of equity interest in SRMZBCo. or the FCC Licenses shall be at no additional costs to the Company, the Buyer or any of their respective Affiliates (except for any necessary filing fees, which shall be paid by the Company). Each Seller hereby grants to the Company a security interest in their respective equity interests of SRMZBCo. Sellers agree not to cause or permit any Lien to be granted against the FCC Licenses or their respective ownership interests of SRMZBCo., other than Liens granted to the Company. Sellers shall take all reasonable actions as may be requested by Buyer in order to perfect the security interests granted to the Company.

                                 ARTICLE VIII.
                              CONDITIONS TO CLOSING
                              ---------------------

     8.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Buyer:

          (a) All representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (unless qualified by materiality in which case such representation shall be true and correct in all respects), except to the extent that any such representation or warranty by its terms relates to an earlier date, and except to the extent of any change permitted by the terms of this Agreement or consented to by Buyer, and Sellers shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing. Sellers shall deliver to Buyer at the Closing a certificate certifying that the conditions stated in this Section 8.1 have been fulfilled;

          (b)  On the Closing Date,  there shall exist no valid  judicial  order
               which  would  prohibit  the   consummation  of  the  transactions
               contemplated by this Agreement or the Related Agreements;

          (c) No facts or circumstances shall have occurred or arisen since the date hereof that have or would reasonably be expected to have had a material adverse effect on the Business, affairs, assets, liabilities, condition (financial or otherwise), operations, prospects or the condition of the property of the Company;

          (d)  All material consents and approvals identified on Schedule 2.4(i)
                                                                 ---------------
               relating to the Company shall have been obtained from (i) Governments, including without limitation under the HSR Act, and
               (ii) third parties under Contracts, including without limitation, the waiver executed by Pacific Gas & Electric Company ("PG&E") of
                                                                      ------
               the application of the Change of Control Provision contained in the Supply Agreement entered into between the Company and PG&E dated November 1, 2005 (the "PG&E Contract") upon terms
                                                -----------------
               acceptable to Buyer;

          (e) The Sellers shall have delivered to Buyer all of the documents required to be delivered by them under Section 2.4 of this Agreement; and

          (f) Employee Sellers and/or the Company shall have caused all amounts due to Wells Fargo Business Credit, Inc. under the Company's Credit Facility to have been paid in full and all related guaranties, mortgages and security interests granted pursuant to such credit facility to have been released.

     8.2 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by the Sellers:

          (a) All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty by its terms relates to an earlier date, and except to the extent of any change permitted by the terms of this Agreement or consented to by Sellers, and Buyer shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing. Buyer shall deliver to Sellers at the Closing a certificate of an officer of Buyer certifying that the conditions stated in this Section 8.2 have been fulfilled;

          (b)  On the Closing Date,  there shall exist no valid  judicial  order
               which  would  prohibit  the   consummation  of  the  transactions
               contemplated by this Agreement or the Related Agreements;

          (c) All material consents and approvals relating to the Company required to be obtained from Governments, including without limitation under the HSR Act, and from third parties under Contracts shall have been obtained; and

          (d) Buyer shall have delivered to Sellers the Initial Purchase Price, required to be delivered by it under Section 2.5.

                                  ARTICLE IX.
                                 INDEMNIFICATION
                                 ---------------

     9.1  Survival of Representations and Warranties.

               All  representations  and  warranties of the Sellers set forth in
          Article III and Article IV, and the Buyer set forth in Article V, of this Agreement shall survive the Closing and shall remain in effect for a period of twenty-four (24) months after the Closing Date and shall thereupon terminate and be of no further force and effect; provided, however, that the foregoing shall not apply to representations and warranties under Sections 3.1 through 3.3 and
          Article IV which shall survive for the period of the statute of limitations applicable to any third party's claim plus an additional six months, Section 3.20 which shall survive for five years from the Closing Date and Section 3.7 which shall survive past the Closing Date for the applicable statutes of limitations plus an additional 60 days; and provided, further, that this shall not prohibit any claim for Indemnified Losses pursuant to Section 9.2 after such applicable survival period with respect to Indemnified Losses as to which the Sellers who are to be held liable for such claim have received notice in accordance with this Article IX prior to the expiration of such survival period. The expiration of any representation or warranty made in this Agreement delivered pursuant hereto shall not impair or restrict the rights that any Party could assert with respect to any and all remedies at law or in equity in the absence of such representation or warranty. All representations and warranties hereunder shall be deemed to be material and, except as otherwise specifically provided herein, relied upon by the Parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such Party or Parties.

     9.2  Indemnification.

          (a) The Employee Sellers, jointly and severally (except only severally with respect to those Sections, or parts of Sections, in Article III which by their terms expressly state that they shall be several and not joint), hereby agree to indemnify and hold Buyer, the Company, their respective shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them, other than Sellers themselves (collectively, the "Buyer Indemnified Parties") harmless from,
                                   -----------------------------
               against and in respect of, and waive any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, obligations, expenses or costs, except as otherwise provided in Section 9.2(d) ("Losses"), plus reasonable
                                                     --------
               attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date a claim is made through the date of payment at the prime commercial lending rate announced from time to time in The Wall Street Journal plus one and one-half percent (in all, "Indemnified Losses") incurred or to be incurred by any of them
               ---------------------
               to the extent resulting from or arising out of:

               (i) any breach of the representations and warranties contained in Article III;

               (ii) any breach of any of the covenants or obligations  contained in this Agreement;

               (iii) as provided in Section 9.6;

               (iv) related  to  the  conversion  or  exchange  of  any  Company
                    Preferred Stock held by Strength Capital Partners, L.P. or the acquisition of ADLT's warrant and underlying Company Shares by Lawrence Sears;

               (v)  any matters disclosed in Schedules 3.20(a) through 3.20(i);

               (vi) the  failure  to  provide  COBRA  notices;  the  failure  to properly document the cafeteria plan and the 401(k) Plan, including any corrective actions taken with respect to such failures; the failure to make timely contributions to the 401(k) plan, including any corrective actions taken with respect to such failures; and the Employment Cases, where "Employment Cases" means (A) any cases or claims relating to
                    -----------------
                    or arising out of the EEOC case filed by Wilma Caniglia, (B) any cases or claims relating to or arising out of the EEOC case filed by Jennifer Walker, (C) any cases or claims or related to or arising out of the ADA case having EEOC charge number 220-2006-00390, and (D) any cases or claims relating to or arising out of any charges made by Angela Cogburn with the Ohio Civil Rights Commission;

               (vii) all matters disclosed on Schedule 3.8(c),  provided however that the Employee Sellers obligation to indemnify and hold harmless the Buyer Indemnified Parties for Indemnified Losses arising out of or relating to the possession of the disclosed Property shall terminate upon execution and delivery of a Bailment Agreement in the form attached hereto as Exhibit B, but only for the Property specifically
                        ----------
                    identified in each Bailment Agreement; and

               (viii)  any  claims  (A)  relating  to  indemnification  of  past directors or officers of the Company or (B) arising out of or related to the Company's failure to hold meetings of shareholders or directors or to document any meetings.

          (b) The Non-Employee Sellers, severally, and not jointly, hereby agree to indemnify and hold the Buyer Indemnified Parties harmless from, against and in respect of, and waive any claim for contribution or indemnity with respect to, any and all Indemnified Losses, except as otherwise provided in Section 9.2(d), incurred or to be incurred by any of the Buyer Indemnified Parties to the extent resulting from or arising out of any breach of the representations and warranties contained in
               Article IV and any breach of any of the covenants or obligations contained in this Agreement which expressly by their terms apply to such Non-Employee Sellers;

          (c) Buyer hereby agrees to indemnify and hold the Sellers and their respective shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Seller Indemnified Parties") harmless from,
                                   -----------------------------
               against and in respect of, and waive any claim for contribution or indemnity with respect to, any and all Indemnified Losses, except as otherwise provided in Section 9.2(d), incurred or to be incurred by any of them to the extent resulting from or arising out of:

               (i) any breach of the representations and warranties contained in Article V; and

               (ii) any breach of any of the covenants or obligations  contained in this Agreement.

          (d) Losses shall not include punitive or special damages in connection with or arising out of this Agreement (except for punitive or special damages awarded third parties), however such arise, whether in breach of contract, breach of warranty, by operation of law or in tort, including negligence, and even if Sellers have previously been advised of the possibility of such damages, whether or not foreseeable. All Losses shall be exclusive of any recovery under any insurance policy derived from the net proceeds thereof after deducting any self pay or increased premiums.

     9.3  Set-off Rights.

               Buyer shall be entitled to set off any amounts owing by the Sellers to any of the Buyer Indemnified Parties pursuant to this
          Article IX or otherwise, against any amounts owed to any of the Sellers by Buyer, including, without limitation, the Contingent Payments provided, however, Buyer shall first satisfy its claims against the funds held in Escrow and shall not withhold the Contingent Payments in anticipation of a determination of an indemnity claim unless the Escrow Fund has a zero balance or the amount of such claim(s) exceeds the amount remaining in the Escrow Fund.

     9.4  Participation in Litigation.

               In the event any suit or other proceeding is initiated against a Buyer Indemnified Party or a Seller Indemnified Party (each, an "Indemnified Party" and collectively, the "Indemnified Parties") with
          ------------------                         ---------------------
          respect to which the Indemnified Party alleges that the other Party is or may be obligated to indemnify such Indemnified Party hereunder (the "Indemnifying Party"), the Indemnifying Party shall be entitled to
          ---------------------
          participate in such suit or proceeding, at its expense and by counsel of their choosing, provided that (a) such counsel is reasonably satisfactory to the Indemnified Party, and (b) the Indemnified Party shall retain primary control over such suit or proceeding. Each Party's counsel shall be afforded access to all information pertinent to the suit or proceeding in question. The Indemnified Party shall be entitled to settle or otherwise compromise any such suit or proceeding provided that the Indemnified Party shall have notified the
          Indemnifying Party of such settlement or compromise, and the Indemnifying Party shall not have provided notice of objection (acting reasonably) thereto within 48 hours of receipt of the Indemnified Party's notice. Provided further, that the Indemnified Party may proceed with such settlement or compromise if the Indemnifying Party fails to provide a timely objection and/or if consent thereto is withheld unreasonably.

     9.5 Claims Procedure. In the event from time to time a Party seeks indemnification on behalf of an Indemnified Party, it shall promptly notify the Indemnifying Party in writing of the matter, specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted; provided, however, that the right of an Indemnified Party to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, the Indemnifying Party is prejudiced thereby. Unless disputed in accordance with the terms of this Agreement, the Indemnifying Party shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from the Indemnified Party of the amount to be indemnified. If disputed, the Indemnifying Party shall pay any amount indemnified not more than five days after the defense has been rejected pursuant to final, binding determination.

     9.6 Tax Indemnification. In addition to any other indemnification granted herein relating to the breach of any representation or covenant contained herein, the Employee Sellers agree to indemnify and hold harmless the Buyer Indemnified Parties from and against any Losses, including Sellers' liability for their own Taxes or their liability, if any, for Taxes of others, and all other Losses payable with respect to Taxes claimed or assessed against Buyer or the Company (i) for any Taxable period ending on or before the Closing Date or arising out of or related to the transactions contemplated by this Agreement to the extent such Taxes exceed the liabilities for such Taxes accrued on the Closing Balance Sheet and taken into account in computing the Working Capital Adjustment, or (ii) resulting from a breach of any of the representations or warranties contained in Section 3.7 hereof or covenants contained in Section 7.3 hereof. Employee Sellers also agree to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Loss sustained in a Tax period of Buyer ending after the Closing Date arising out of the settlement or other resolution of a proposed Tax adjustment which relates to a Tax period ending on or before the Closing Date.

     9.7 Purchase Price Adjustment. With respect to any indemnity payment under this Article IX, the Parties agree to treat, to the extent permitted by Law, all such payments as an adjustment to the Cash Purchase Price paid hereunder.

     9.8  Limitations.

          (a) Subject to the provisions of Sections 9.8(b), (c) and (d), in the event of any claim for indemnity under Section 9.2:

               (i) a Buyer Indemnified Party shall not be entitled to indemnification therefor unless the Buyer Indemnified Parties have sustained Losses in excess of Nine Hundred Thousand Dollars ($900,000) in the aggregate (the "Basket"),
                                                                      ---------
                    in which event the Indemnified Party shall be entitled to indemnification for the amount of all Losses suffered or incurred in excess of Four Hundred Fifty Thousand Dollars ($450,000);

               (ii) the  Buyer  Indemnified  Parties  shall not be  entitled  to indemnification to the extent Losses exceed twenty-five percent (25%) of the Cash Purchase Price (the "General
                                                                        --------
                    Indemnification Limit"); and
                    ----------------------

               (iii) with respect to those  representations  and warranties made severally by the Sellers under Article III or Article IV, each Seller shall be liable only for the amount of the Indemnified Losses attributable to that Seller's breach.

          (b) Notwithstanding the provisions of Section 9.8(a), the General Indemnification Limit shall not apply to claims for indemnification under this Article IX with respect to any of the following:

               (i) Sections 3.1 through 3.3, and Section 3.20, and Article IV and claims for indemnification Sections 9.2(a)(iv) in which case the Buyer Indemnified Parties shall be entitled to receive indemnification for all Indemnified Losses up to a maximum amount equal to the Cash Purchase Price; or

               (ii) Section  3.7,  Section  3.13 and claims for  indemnification under Sections 9.2(a)(iii) in which case the Buyer Indemnified Parties shall be entitled to receive indemnification for all Indemnified Losses up to a maximum amount equal to fifty percent (50%) of the Cash Purchase Price.

          (c) No Seller shall be liable for Indemnified Losses or for any liability arising under or relating to this Agreement or for actions or failures to act in connection with this Agreement or the transactions contemplated by this Agreement in excess of the amount of the Cash Purchase Price allocable to such Seller hereunder, except such limit shall not apply in the event of fraud or with respect to the Employment Agreements, the Leases or the Consulting Agreement.

          (d) Notwithstanding the above provisions of this Section 9.8, the Escrow Fund and, by way of set off, the Contingent Payments are available for payment of all Indemnified Losses, regardless if such amounts exceed the liability of the Employee Sellers under this Agreement with respect to such Indemnified Losses and regardless if mutuality of debtor and creditor or other formal requirements of set off exist. The foregoing remains subject to the priorities set forth in Section 9.3.

     9.9 Exclusive Remedies. Anything contained in this Agreement to the contrary notwithstanding, the indemnification rights set forth in this
          Article IX, all of which are subject to the terms, limitations, and restrictions of this Article IX, shall be the exclusive remedy after Closing for monetary damages sustained as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement, except that the foregoing shall not apply to any remedies for monetary damages that an Indemnified Party may have for fraud. In connection with the seeking of any non-monetary equitable relief, each of the Parties acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, in addition, such limitations set forth in this Article IX shall not impair the rights of any of the
          Parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement, including for the provisions of
          Article VI and Article VII hereof; or (b) to seek enforcement, collection, damages, or such non-monetary equitable relief to redress any default or breach of any employment agreement or other agreement to be delivered at Closing hereunder.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.1 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 10.1 for, or such other address as may be designated in writing hereafter by, such
          Party:

                  If to Buyer:

                  ESCO Technologies Holding Inc.
                  9900A Clayton Road
                  St. Louis, Missouri  63124-1186
                  Attention: General Counsel
                  Facsimile No.:  (314) 213-7215

                  With a copy to:

                  Bryan Cave LLP
                  One Metropolitan Square, Suite 3600
                  211 North Broadway
                  St. Louis, Missouri  63102
                  Attention:  Frederick W. Bartelsmeyer
                  Facsimile:  (314) 259-2020

                  If to Employee Sellers:
                  As "Representative"

                  Martin R. Zucker
                  23905 Mercantile Road
                  Beachwood, Ohio  44122
                  Facsimile:  (216) 464-3426

                  With a copy to:

                  Persky, Shapiro & Arnoff Co. LPA
                  Beachwood, Ohio 44122-5687
                  Attention: Jerrold L. Goldstein
                  Facsimile:  (216) 593-0921

                  If to Strength Capital Partners, L.P:

                  Strength Capital Partners, L.P.
                  555 S. Old Woodward Ave. No. 755
                  Birmingham, MI 48009
                  Facsimile: (248) 593-6875

                  And a copy to:

                  R. Jamison Williams, Jr.
                  Williams, Williams, Rattner & Plunkett, P.C.
                  380 North Old Woodward Ave, Suite 300
                  Birmingham, MI 48009
                  Facsimile: 248-642-0856

                  If to ADLT Class 7 Liquidating Trust:

                  Bridge Associates, LLC, Trustee
                  2701 N. Rocky Poinyt Dr., Suite 183
                  Tampa, Florida  33607

                  And a copy to:

                  Levenfeld Pearlstein LLP
                  211 North LaSalle, Suite 1300
                  Chicago, Illinois  60602
                  Attention: Aaron Kase and Philip E. Rubin
                  Facsimile: (312) 346-8434


     10.2 Entire Agreement. This Agreement (which includes the Schedules and Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

     10.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs, devisees, legatees, legal representatives and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of Law or otherwise) by Buyer without the prior written consent of the Sellers or by any of the Sellers without the prior written consent of Buyer; provided, however, that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Company Shares and any other rights or benefits afforded to it by this Agreement to any entity which is controlled by ESCO Technologies Inc., the parent of Buyer.

     10.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts and delivered by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     10.5 Headings; Interpretation. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days," unless otherwise indicated by reference to "Business Days," are to consecutive calendar days. Words in the singular shall be held to include the plural and vice versa. Words of one gender shall be held to include both genders. The word "including" and words of similar import shall mean "including without limitation" unless otherwise specified. The word "or" shall not be exclusive unless otherwise specified. Provisions shall apply, when appropriate, to successive events and transactions. Each Party hereto has participated substantially in the negotiation and drafting of this Agreement and each Party agrees that any ambiguity herein should not be construed against the draftsman. The words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless otherwise stated in this Agreement, any definition of or reference to any agreement, contract, document, instrument or other record herein shall be construed as referring to such agreement, contract, document, instrument or other record as from time to time amended, supplemented, restated or otherwise modified (i) prior to the date of this Agreement, and (ii) if expressly permitted by this Agreement after the date of this Agreement (subject to any applicable restrictions on such amendments, supplements or modifications).

     10.6 Expenses. The Company shall pay all cost and expenses of the Employee Sellers and the Company associated with the negotiation, preparation and execution of this Agreement and consummation of the transactions contemplated hereby, including the fees and expenses of attorneys and accountants, provided however, the Company shall not pay any fees due to brokers or investment bankers relating to the transactions contemplated by this Agreement other than that the Company shall pay certain fees of England Securities under the letter agreement dated November 9, 2005, to the extent these are not therein designated "success fees." Buyer shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its attorneys and accountants. Fees connected with the HSR Act are allocated among the Parties as provided in Section 7.5(a).

     10.7 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

     10.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Missouri, without reference to its choice of law rules.

     10.9 No Third Party Beneficiaries or Other Rights. Subject to the rights granted the Indemnified Parties in Article IX, nothing herein shall grant to or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto. The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state and federal securities laws. For purposes of clarity, this Agreement, including this Section 10.9, does not grant any rights to any third parties to sue the Buyer for breach of any covenants set forth in Section 7.6 or, unless such a third party action clearly is intended by the express terms of this Agreement, for breach of any other covenants or obligations set forth elsewhere in this Agreement.

     10.10 Disclosure Schedule. Any disclosure with respect to a Section or Schedule of this Agreement shall not be deemed to be disclosed for any other Sections or Schedules of this Agreement but shall be deemed to be disclosed only for the specific Section or Schedule expressly and explicitly referenced.

     10.11 Venue. Any proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of Missouri, County of St. Louis, or, if it has or can acquire jurisdiction, in the United States District Courts of the State of Missouri, Eastern District, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The Parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this section may be served on any party anywhere in the world. The Parties hereby waive their right to a jury trial.

     10.12 Frustration of Closing. No party to this Agreement may rely upon the failure of any condition precedent to the Closing, as set forth herein, if such failure was caused by such party's failure to comply with its obligation and/or other transactions contemplated in this Agreement.

   [Remainder of this page intentionally left blank, signature page follows.]

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.



                                            BUYER:

                                            ESCO TECHNOLOGIES HOLDING INC.

                                           By:    s/Charles J. Kretschmer
                                            Name:  Charles J. Kretschmer
                                            Title:  Vice President and
                                                    Chief Operating Officer


                                            EMPLOYEE SELLERS:

                                            s/Lawrence Sears
                                            Lawrence Sears

                                            s/Gary L. Moore
                                            Gary L. Moore

                                            s/Richard C. Riccardi
                                            Richard C. Riccardi

                                            s/Martin Zucker
                                            Martin Zucker

                                            NON-EMPLOYEE SELLERS:

                                            BRIDGE  ASSOCIATES,  LLC,
                                            TRUSTEE OF THE ADLT CLASS 7
                                            LIQUIDATING  TRUST,
                                            successor  in  interest to
                                            Advanced Lighting Technologies, Inc.

                                            By:    s/Mark Stickel
                                            Name:  Mark Stickel
                                            Title:

STATE OF NEVADA)
                           ) SS
COUNTY OF CLARK)

     I, ________________________, a notary public, do hereby certify that on this _____ day of January, 2006, personally appeared before me Mark Stickel who, being by me first duly sworn, declared that he is an Authorized Signatory of Bridge Associates, LLC, that he signed the foregoing document as Authorized Signatory of Bridge Associates, LLC, and that the statements therein contained are true.


                                            STRENGTH CAPITAL PARTNERS, L.P.,


                                            By:    s/Mark R. McCammon
                                            Name:  Mark R. McCammon
                                            Title:  Managing Partner

STATE OF MICHIGAN)
                               ) SS
COUNTY OF OAKLAND)

     I, ________________________, a notary public, do hereby certify that on this _____ day of January, 2006, personally appeared before me Mark R. McCammon who, being by me first duly sworn, declared that he is a Managing Partner of Strength Capital Partners, L.P., that he signed the foregoing document as Managing Partner of Strength Capital Partners, L.P., and that the statements therein contained are true.

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

EXHIBITS
--------
Exhibit A                  Shareholder List

Exhibit B                  Bailment Agreement

SCHEDULES
---------
Schedule 2.4(p)            Patents To Be Assigned By Larry Sears

Schedule 2.4(i)            Consents and Approvals Relating to the Company

Schedule 2.8(a)            Working Capital

Schedule 3.1               Hexagram's Qualification to do Business

Schedule 3.2(b)            Convertible Securities and Obligations to Issue
                            Securities

Schedule 3.2(c)            Dividends and Distributions

Schedule 3.3(a)            Title to Shares

Schedule 3.3(c)            Required Consents, Permits, Waivers, Filings and
                            Registrations

Schedule 3.3(e)            No Violation of Existing Agreements; Consents

Schedule 3.4(a)            Financial Statements

Schedule 3.6(d)            Off Balance Sheet Liabilities

Schedule 3.7(b)            Tax Jurisdictions

Schedule 3.7(h)            Tax Audits/Investigations

Schedule 3.7(k)            Tax Returns/Reports

Schedule 3.7(l)            Tax Elections

Schedule 3.7(m)            Tax Incentives

Schedule 3.8(a)            Ownership of Assets

Schedule 3.8(b)            Restrictions on Use

Schedule 3.8(c)            Possession of Assets

Schedule 3.8(d)            Title to Assets

Schedule 3.9(a) and (b)    Necessary Property and Transfer of Assets

Schedule 3.10(a)           Accounts Receivable Validity

Schedule 3.10(b)           Accounts Receivable - Ordinary Course

Schedule 3.10(c)           No Deduction to Accounts Receivable

Schedule 3.11(a)-(m)       Material Contracts

Schedule 3.12              Validity of Contracts

Schedule 3.13(b)           Company Intellectual Property

Schedule 3.13(b)(i)        Ownership of Company Intellectual Property

Schedule 3.13(b)(iv)       Third Party Indemnification for Infringement

Schedule 3.13(c)(i)and(ii) IP Development and Assignment Contracts and
                            IP Licenses

Schedule 3.13(d)           Third Party Owned IP

Schedule 3.13(g)           IP Assignment Agreements

Schedule 3.13(j)           Infringement by the Company

Schedule 3.13(k)           Infringement by Others

Schedule 3.14              Litigation

Schedule 3.15(a)           Insurance

Schedule 3.16(a)-(r)       Absence of Material Events

Schedule 3.17(a)           Compliance with Law

Section 3.17(b)            FCC Licenses

Section 3.17(c)            Other Licenses

Schedule 3.18(a) and (b)   Related Party Transactions

Schedule 3.19              Bank Accounts of the Company

Schedule 3.20(a)-(i)       Environmental Matters

Schedule 3.21(a) and (b)   Officers, Directors, Employees, Consultants and
                            Agents; Compensation

Schedule 3.22              Labor Matters

Schedule 3.23(a)-(o)       ERISA and Employee Benefit Matters

Schedule 3.24              Overtime, Back Wages, Vacation and Minimum Wage

Schedule 3.25 (a) and (b)  Discrimination Claims

Schedule 3.26 (a) and (b)  Workers' Compensation Claims

Schedule 3.27              Customers and Suppliers

Schedule 3.28              Foreign Operations and Export Control

Schedule 3.29              Brokers

Schedule 3.31(a)           Product and Service Warranties

Schedule 3.31(b)           Warranty Claims Since Balance Sheet

Schedule 3.32              Product Liability Claims

Schedule 3.35              Backlog of Unfilled Customer Orders

Schedule 3.36(a)           PG&E Requirements

Schedule 3.36(b)           Fulfilled PG&E Requirements